                                                                    EXHIBIT 10.1
                                                                    ------------

                             AMENDED AND RESTATED

                           SHARE EXCHANGE AGREEMENT

                                     Among

                                SonicPort, Inc.

                                as the Company

                                      and

                              US Dataworks, Inc.

                                      and

                                  the Sellers

                                    Dated:

                             As of March 30, 2001

                             AMENDED AND RESTATED
                             --------------------
                           SHARE EXCHANGE AGREEMENT
                           ------------------------

     THIS AMENDED AND RESTATED SHARE EXCHANGE AGREEMENT, dated as of March 30, 2001, is made and entered into by and among SonicPort, Inc., a Nevada corporation (the "Company"), US Dataworks, Inc., a Delaware corporation f/k/a Allstate Dataworks, Inc. ("Allstate"), and the stockholders of Allstate listed on the signature pages hereto (the "Sellers"), and is made with reference to the following:

     A. The parties hereto have entered into that certain Share Exchange Agreement dated as of September 25, 2000 (the "Initial Agreement"). The Initial Agreement was amended by the First Amendment to Share Exchange Agreement dated as of November 30, 2000, and the Second Amendment to Share Exchange Agreement dated as of January 11, 2001 (the Initial Agreement, as so amended is hereinafter referred to as the "First Agreement").

     B. The Company was unable to satisfy certain of the conditions precedent to the consummation of the transactions contemplated by the First Agreement.
The Sellers have agreed to modify such conditions and extend the time for closing on the terms and conditions set forth in this Amended and Restated Share Exchange Agreement.

     C. Each Seller owns the number of issued and outstanding shares (collectively, the "Allstate Shares") of the $0.001 par value common stock of Allstate set forth opposite such Seller's name on Exhibit A to this Agreement, which Allstate Shares represent all of the issued and outstanding securities of Allstate.

     D. The Company desires to acquire from the Sellers, and the Sellers desire to sell to the Company all of the Allstate Shares in exchange for the issuance by the Company of an aggregate of 18,666,667 shares (the "Company Shares") and five (5) year warrants (the "Warrants") to purchase an aggregate of 1,000,000 shares of the Company's Common Stock, par value $.0001 per share (the "Company Common Stock"), on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

                                   ARTICLE I
                                   ---------

                                  DEFINITIONS
                                  -----------

     When used in this Agreement, the following terms shall have the following meanings:

     "Affiliate" shall mean, with respect to any Person (i) a Person directly or indirectly controlling, controlled by or under common control with such Person;
(ii) a Person owning or controlling 10% or more of the outstanding voting securities of such Person; or (iii) an officer, director, general partner or manager or a member of the immediate family of an officer, director, general partner or manager of such Person. When the Affiliate is an officer, director, partner or manager or member of the immediate family of an officer, director, general partner or manager of such Person, any other Person for which the Affiliate acts in that capacity shall also be considered an Affiliate. For these purposes, control means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

     "Agreement" shall mean this Amended and Restated Share Exchange Agreement, including all exhibits and schedules thereto, as the same may hereafter be amended, modified or supplemented from time to time in accordance with the provisions of Section 16.2.

     "Allstate" shall mean US Dataworks, Inc. f/k/a Allstate Dataworks, Inc., a Delaware corporation.

     "Allstate Disclosure Schedule" shall mean the schedule, dated of even date herewith, delivered to the Company and executed by the Sellers and Allstate. The Allstate Disclosure Schedule shall be considered a part of this Agreement.

     "Allstate Documents" shall mean this Agreement and all other agreements, instruments and certificates to be executed by Allstate in connection with this Agreement.

     "Allstate ERISA Plans" shall mean, collectively, all Pension Plans and all Welfare Plans required to be disclosed in Section 5.13 of the Allstate Disclosure Schedule.

     "Allstate Financial Statements" shall mean the unaudited balance sheet and statements of income of Allstate as of and for the eight-month period ended February 28, 2001, including all notes thereto.

     "Allstate Material Contracts" shall mean, collectively, the Contracts of Allstate which are required to be identified anywhere in the Allstate Disclosure Schedule by the terms and provisions of this Agreement.

     "Applicable Law" shall mean, with respect to any Person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Authority applicable to such Person or any of its Affiliates or ERISA Affiliates or any of their respective properties, assets, officers, directors, general partners, managers, employees, consultants or agents (in connection with such officer's, director's, general partner's, manager's, employee's, consultant's or agent's activities on behalf of such Person or any of its Affiliates or ERISA Affiliates).

     "Authority" shall mean any governmental, regulatory or administrative body, agency or authority, any court or tribunal of judicial authority, any arbitrator or any public, private or industry regulatory authority, whether international, national, Federal, state or local.

     "Balance Sheet" shall mean the balance sheet contained in the unaudited Allstate Financial Statements.

     "Balance Sheet Date" shall mean February 28, 2001.

     "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Los Angeles, California are authorized or required by Applicable Law to close.

     "Closing" shall mean the consummation of the transactions contemplated in this Agreement.

     "Closing Date" shall mean the date upon which the Closing occurs.

     "Code" shall mean the Internal Revenue Code of 1986, as the same may hereafter be amended from time to time. Any reference to a specific section of the Code shall refer to the cited provisions as the same may be subsequently amended from time to time, as well as to any successor provision(s).

     "Company" shall mean SonicPort, Inc, a Nevada Corporation.

     "Company Disclosure Schedule" shall mean the schedule, dated of even date herewith, delivered to Allstate and the Sellers and executed by the Company. The Company Disclosure Schedule shall be considered a part of this Agreement.

     "Company Documents" shall mean this Agreement and all other agreements, instruments and certificates to be executed and delivered by the Company in connection with this Agreement.

     "Company Material Contracts" shall mean, collectively, the Contracts of the Company which are required to be identified anywhere on the Company Disclosure Schedule by the terms and provisions of this Agreement.

     "Contracts" of a Person shall mean all contracts, agreements, warranties, guaranties, indentures, bonds, options, leases, subleases, easements, mortgages, plans, collective bargaining agreements, licenses, commitments or binding arrangements of any nature whatsoever, express or implied, written or unwritten, and all amendments thereto, entered into or binding upon that Person or to which any property of that Person may be subject.

     "Contribution Agreement" shall mean that certain Contribution Agreement between the Company, on one hand, and Stanton Dodson and David Baeza, on the other hand, pursuant to which such individuals agree to contribute an aggregate of 6,200,000 shares of the Company Common Stock to the capital of the Company.

     "Effective Time" shall mean 12:01 a.m. Los Angeles time on the day after the Closing Date.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

     "ERISA Affiliate" of a Person shall mean any other Person which, together with such Person, is required to be treated as a single employer under Section 414 of the Code.

     "GAAP" shall mean generally accepted accounting principles, consistently applied.

     "Intellectual Property" of a Person shall mean all intangible properties owned by that Person or in which that Person has any interest, including, without limitation, (i) all registered and unregistered trademarks, service marks, trade names, trade dress, logos, corporate names, slogans and commercial symbols, all applications therefor, and all associated goodwill; (ii) all statutory, common law and registered copyrights, all applications therefor and all associated goodwill; (iii) all patents and patent applications, all associated technical information, shop rights, know-how, trade secrets, processes, operating, maintenance and other manuals, drawings and specifications, process flow diagrams and related data, and all associated goodwill; (iv) all "software" and documentation thereof, (including all electronic data processing systems and program specifications, source codes, input data and report layouts and format, record file layouts, diagrams, functional specifications and narrative descriptions and flow charts); (v) all other inventions, discoveries, improvements, processes, formulae (secret or otherwise), data, drawings, specifications, trade secrets, confidential information, financial, marketing and business data, pricing and cost information, business and marketing plans, customer and supplier lists and all other ideas (including those in the possession of third parties, but which are the property of Allstate); (vi) all drawings, records, books or other tangible media embodying the foregoing; (vii) all rights to obtain and rights to register patents, trademarks and copyrights; and (viii) all rights to sue or recover and retain damages and costs and attorneys' fees for present and past infringement of any of the foregoing.

     "Key Employees" shall mean Richard Shapiro, John Cooper, Terry Stepanik and Mario Villarreal.

     "Knowledge" shall mean, (i) with respect to any Seller, the actual knowledge of such person, the knowledge that such person would have acquired upon diligent inquiry and the knowledge that is imputed to such person by operation of Applicable Law and (ii) with respect to Allstate, the actual knowledge of each of its directors and Key Employees, the knowledge that each such person would have acquired upon diligent inquiry and the knowledge that is imputed to each such person and/or Allstate by operation of Applicable Law.

     "Labor Agreements" of a Person shall mean, collectively, (i) all employment agreements, collective bargaining agreements or other labor agreements to which that Person is a party or by which any of its properties is bound; (ii) all pension, profit sharing, deferred compensation, bonus, stock option, stock purchase, savings, retainer, consulting, retirement, welfare or incentive plans or contracts (including ERISA Plans) to which that Person is a party or by which any of its properties is bound; and (iii) all plans or agreements under which "fringe benefits" (including, but not limited to, hospitalization plans or programs, medical insurance, vacation plans or programs, sick plans or programs and related benefits) are afforded to any employees of that Person.

     "Lease Agreement" shall mean Allstate's real property lease for its premises located at 5301 Hollister, Houston, Texas.

     "Licenses and Permits" shall mean all licenses and permits issued to a Person.

     "Lien" shall mean any lien, encumbrance, pledge, mortgage, security interest, lease, charge, conditional sales contract, option, restriction, reversionary interest, right of first refusal, voting trust arrangement, preemptive right, claim under bailment or storage contract, easement or any other adverse claim or right whatsoever.

     "Losses" shall mean all damages, awards, judgments, assessments, fines, sanctions, penalties, charges, costs, expenses, payments, diminutions in value and other losses, however suffered or characterized (not including loss of profits), all interest thereon, all costs and expenses of investigating any claim, lawsuit or arbitration and any appeal therefrom, all actual attorneys', accountants' investment bankers' and expert witness' fees incurred in connection therewith, whether or not such claim, lawsuit or arbitration is ultimately defeated and, subject to ARTICLE XII, all amounts paid incident to any compromise or settlement of any such claim, lawsuit or arbitration.

     "Material Adverse Change" or "Material Adverse Effect" or other similar phrase including the word "material" with respect to the condition (financial or otherwise), assets, liabilities, business or operations of Allstate shall mean any adverse change or effect or potential adverse change or effect, or any series thereof, involving more than Fifty Thousand Dollars ($50,000) in the aggregate

     "Order" shall mean any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

     "Pension Plan" shall mean any employee pension benefit plan within the meaning of Section 3(2) of ERISA.

     "Permitted Liens" shall mean (i) Liens for Taxes or governmental assessments, charges or claims the payment of which is not yet due, or for Taxes the validity of which are being contested in good faith by appropriate proceedings; (ii) statutory Liens of landlords and Liens of laboratories, carriers, warehousemen, mechanics, materialmen and other similar Persons and other Liens imposed by Applicable Law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith; (iii) Liens relating to deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of leases, trade contracts or other similar agreements; (iv) Liens securing executory obligations under any lease that constitutes an "operating lease" under GAAP; (v) customary Liens, which Liens, if enforced, in the aggregate would not have a Material Adverse Effect upon the condition (financial or otherwise), assets, liabilities, business, or operations of Allstate; and (vi) other Liens set forth on Section 5.10(b) of the Allstate Disclosure Schedule.

     "Person" shall mean any entity, corporation, company, association, joint venture, joint stock company, partnership, trust, organization, individual (including personal representatives, executors and heirs of a deceased individual), nation, state, government (including agencies, branches, departments, bureaus, boards, divisions and instrumentalities thereof), trustee, receiver or liquidator, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

     "RCRA" shall mean the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq., as the same may be amended from time to time.

     "Real Property" of a Person shall mean all real properties owned by that Person or in which that Person has any interest or estate (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all of that Person's rights arising out of the ownership or use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

     "Required Contractual Consents" shall mean those consents listed in Section 5.5(b) of the Allstate Disclosure Schedule and Section 6.5(b) of the Company Disclosure Schedule.

     "Required Governmental Approvals" shall mean those approvals listed in
Section 5.5(a) of the Allstate Disclosure Schedule and Section 6.3(a) of the Company Disclosure Schedule.

     "Registration Rights Agreement" shall mean the registration rights agreement to be entered into between the Company and the Sellers as of the Closing pursuant to which the Company will grant to the Sellers piggyback registration rights (subject to certain leakout provisions).

     "Restricted Period" shall mean the two (2) year period immediately following the Effective Time.

     "Restrictive Covenants" shall mean the covenants of the Sellers set forth at Section 11.1.

     "Seller Documents" shall mean this Agreement and all other agreements, instruments and certificates to be executed and delivered by the Sellers in connection with this Agreement.

     "Service Agreement" shall mean the Service Agreement by and among the Company, Allstate and Starline Communications Inc., dated as of the Closing Date.

     "Subsidiary" of a Person shall mean each corporation, limited liability company, partnership, joint venture, trust or other entity in which that Person has, directly or indirectly, an equity interest representing 10% or more of the capital stock thereof or other equity interest therein.

     "Tangible Personal Property" shall mean all machinery, equipment, trucks, automobiles, furniture, supplies, spare parts, tools, stores and other tangible personal property, other than books and records.

     "Tax Authority" shall mean any Authority having jurisdiction over the reporting and payment of any Taxes.

     "Taxes" shall mean all taxes, including without limitation, income, gross receipts, net proceeds, alternative, add-on, minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), stamp, customs, duties, leasing, excise, duty, franchise, transfer, license, withholding, social security, unemployment, disability, payroll, employment, fuel, excess profits, environmental, occupational, interest equalization, windfall profits and severance taxes, and all other like governmental charges of any nature whatsoever, regardless of whether imposed directly or indirectly, as a successor or transferee liability, as a joint and several liability, or whether by reason of any tax sharing, tax reimbursement or tax indemnification agreement, or by reason of a tax levy. "Tax" and "Taxable" shall have the correlative meanings.

     "Tax Returns" shall mean all Federal, state, foreign and local tax reports, returns, information returns and other related documents required to be filed with any relevant Tax Authority.

     "Voting Agreement" shall mean that certain voting agreement entered into by David Baeza and Stanton Dodson pursuant to which such individuals agree to vote the shares of Common stock owned by them to elect a designee of the Sellers to the Company's board of directors, until the earlier to occur of (i) the fifth anniversary of the Closing Date or (ii) the date when the Sellers own in the aggregate less than 15% of the issued and outstanding Company Common Stock, which designee shall be subject to the reasonable approval of Messrs. Baeza and Dodson, it being understood that the sole reason for not approving shall be that such designee is then actively involved in a business which competes with the Company or Allstate or that the Company would be required to make disclosure under Rule 401(d) of Regulation S-B with respect to such designee, all in form and substance reasonably satisfactory to the parties hereto.

     "Welfare Plan" shall mean any employee welfare benefit plan within the meaning of Section 3(1) of ERISA.

     References in this Agreement to "Articles," "Sections," "Exhibits" and "Schedules," shall be to the Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specifically provided; any of the terms defined in this Agreement may, unless the context otherwise requires, be used in the singular or the plural and in any gender depending on the reference; the words "herein", "hereof" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and except as otherwise specified in this Agreement, all references in this Agreement (i) to any Person shall be deemed to include such Person's permitted heirs, personal representatives, successors and assigns; and (ii) to any agreement, any document or any other written instrument shall be a reference to such agreement, document or instrument together with all exhibits, schedules, attachments and appendices thereto, and in each case as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof; and (iii) to any law, statute or regulation shall be deemed references to such law, statute or regulation as the same may be supplemented, amended, consolidated, superseded or modified from time to time.

                                  ARTICLE II
                                  ----------

                          SALE AND PURCHASE OF SHARES
                          ---------------------------

     Exchange of Shares.  Subject to the terms and conditions of this Agreement
     ------------------
and in reliance upon the representations and warranties of the Sellers, Allstate and the Company herein set forth, on the Closing Date:

     2.1 An aggregate of 18,666,667 Company Shares shall be issued to the Sellers of which (a) 4,000,000 Company Shares have heretofore been issued; (b) 13,066,667 Company Shares shall be issued and delivered to the Sellers at the Closing; and (c) 1,600,000 Company Shares shall be issued and delivered as soon as practicable after David Baeza and Stanton Dodson have contributed such number of shares pursuant to the Contribution Agreement. All such Company Shares shall be issued in accordance with the allocation set forth on Exhibit A hereto.

     2.2 At the Closing, the Company shall issue and deliver to each of the Sellers the number of Warrants set forth opposite such Seller's name set forth on Exhibit A hereto; and

     2.3 At the Closing, the Sellers shall deliver to the Company, the number of Allstate Shares set forth opposite such Seller's name on Exhibit A hereto along with appropriately executed stock powers endorsed in favor of the Company.

                                  ARTICLE III
                                  -----------

                                    CLOSING
                                    -------

     3.1  Time and Place. The closing of the transactions contemplated hereby
          --------------
(the "Closing") shall take place at the offices of Loeb & Loeb LLP at 10100 Santa Monica Boulevard, Suite 2100, Los Angeles, California on April 2, 2001 (the "Closing Date") at 10:00 A.M., Los Angeles time, or at such other place and time as the Company, Allstate and the Sellers may agree.

     3.2  Items to be delivered to Allstate prior to or at Closing by or on
          -----------------------------------------------------------------
behalf of the Company.
---------------------

          (a) all applicable schedules hereto will be delivered on the date hereof, and any applicable updated schedules will be delivered prior to or at the Closing;

          (b) certificates representing 13,066,667 shares of Company Common Stock issued in the denominations as set forth opposite their respective names on Exhibit A to this Agreement, duly authorized, validly issued, fully paid for and non-assessable;

          (c) copies of board, and if applicable, shareholder resolutions approving this transaction and authorizing the issuances of the shares hereto;

          (d) a certificate, in form reasonably acceptable to Allstate, signed by an authorized officer of the Company dated the Closing Date, certifying that the representations and warranties made by the Company shall be accurate in all material respects as of the date hereof and as of the Closing Date and the terms and conditions of this Agreement to be performed and complied with by the Company on or prior to the Closing Date shall have been performed and complied with by the Company on or prior to the Closing Date;

          (e) an opinion of Loeb & Loeb LLP counsel to the Company, dated the Closing Date;

          (f) the Warrants issued in the amounts as set opposite the names of the respective Sellers on Exhibit A to this Agreement, each Warrant to be for a five (5) year period from the Closing Date at an exercise price equal to 110% of the average of the closing prices of the Company Common Stock for the ten trading days immediately preceding the date hereof with a cashless exercise feature, which Warrant shall be in form and substance reasonably satisfactory to the parties hereto and the shares of the Company Common Stock issuable upon exercise of the Warrants to be covered by the Registration Rights Agreement;

          (g) certificates representing an aggregate of 2,400,000 shares of Company Common Stock (the "Initial Capital Contribution") owned by Stanton Dodson and David Baeza together with appropriate stock powers transferring such shares to the Company pursuant to the Contribution Agreement; and

          (h) any other document reasonably requested by Allstate that it deems necessary for the consummation of this transaction.

     3.3  Items to be delivered to the Company prior to or at Closing by
          --------------------------------------------------------------
Allstate.
--------

          (a) Charter documents and certificate of good standing in Allstate's jurisdiction of incorporation;

          (b) all applicable schedules hereto will be delivered on the date hereof, and any applicable updated schedules will be delivered prior to or at the Closing;

          (c) all minutes and resolutions of board of director and shareholder meetings in possession of Allstate;

          (d)  shareholder list;

          (e) certificates representing 100% of Allstate's common stock as set forth opposite their respective names on Exhibit A to this Agreement, duly authorized, validly issued, fully paid for and non-assessable together with appropriate stock powers executed by the Sellers;

          (f) copies of board, and if applicable, shareholder resolutions approving this transaction and authorizing the issuances of the shares hereto;

          (g) a certificate, in form reasonably acceptable to the Company, signed by an authorized officer of Allstate dated the Closing Date, certifying that the representations and warranties made by the Allstate shall be accurate in all material respects as of the date hereof and as of the Closing Date and the terms and conditions of this Agreement to be performed and complied with by Allstate on or prior to the Closing Date shall have been performed and complied with by Allstate on or prior to the Closing Date;

          (h) an opinion of LeBoeuf, Lamb, Greene & MacRae LLP, counsel to Allstate, dated the Closing Date;

          (i) employment agreements of Terry Stepanik and Mario Villarreal, dated as of the Closing Date;

          (j)  the Service Agreement; and

          (k) any other document reasonably requested by the Company that it deems necessary for the consummation of this transaction.

          The foregoing transactions shall be deemed to occur simultaneously at the Closing.

                                  ARTICLE IV
                                  ----------

                     REPRESENTATIONS AND WARRANTIES OF THE
                     -------------------------------------
                     SELLERS REGARDING THE ALLSTATE SHARES
                     -------------------------------------

     Each Seller, individually, represents and warrants to the Company that:

     4.1  Title to Shares. Such Seller has good and marketable title to the
          ---------------
Allstate Shares to be transferred to the Company by such Seller, and upon consummation of the purchase contemplated herein, Company will acquire from such Seller good and transferable title to such Allstate Shares, free and clear of all Liens excepting only such restrictions upon transfer, if any, as may be imposed by Applicable Law.

     4.2  Authority to Execute and Perform Agreements. Such Seller has all
          -------------------------------------------
necessary power and authority to enter into, execute and deliver this Agreement and all other Allstate Documents and to transfer, convey and sell to the Company at the Closing the Allstate Shares to be sold by such Seller hereunder.

     4.3  Due Authorization; Enforceability.  This Agreement has been duly and
          ---------------------------------
validly executed by such Seller and (assuming the due authorization, execution and delivery of the Company) constitutes the legal, valid and binding obligation of such Seller, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting creditors' rights generally or by general equitable principles affecting the enforcement of contracts.

     4.4  No Violation. Assuming that the Required Governmental Approvals and
          ------------
the Required Contractual Consents are obtained, neither the execution or delivery by such Seller of this Agreement or any of the other Seller Documents, nor the consummation by such Seller of the transactions contemplated herein or therein will (a) violate in any material respect any Applicable Law or Order,
(b) constitute a material default under, or give rise to any right of termination or acceleration of, or to a loss of any material benefits of the under, any Allstate Material Contract, (d) result in the creation or imposition of any Lien upon any assets of Allstate or (e) result in the creation or imposition of any Lien upon the Allstate Shares except as may be contemplated by this Agreement.

     4.5  Adverse Agreements; Consents. Neither the execution or delivery by
          ----------------------------
such Seller of this Agreement or any other Seller Document nor the consummation by such Seller of the transactions contemplated herein or therein require the consent of any Person except as may be contemplated by this Agreement.

     4.6  Securities Laws. The Allstate Shares owned by such Seller were issued
          ---------------
in full compliance with all Applicable Laws relating to the issuance or sale of securities, and such Seller has obtained all necessary permits and other authorizations or Orders of exemption as may be necessary or appropriate under all Applicable Laws relating to the issuance or sale of securities with respect to the transactions contemplated herein.

     4.7  No Adverse Litigation.  Such Seller is not a party to any pending
          ---------------------
litigation which seeks to enjoin or restrict such Seller's ability to sell or transfer his Allstate Shares hereunder, nor is any such litigation threatened against such Seller. Furthermore, there is no litigation pending or threatened against such Seller which, if decided adversely to such Seller, could adversely affect such Seller's ability to consummate the transactions contemplated herein.

     4.8  No Broker.  No financial advisor, broker, finder, agent or similar
          ---------
intermediary has acted for or on behalf of such Seller in connection with this Agreement or the transactions contemplated herein, and no financial advisor, broker, finder, agent or similar intermediary is entitled to any broker's or finder's or similar fee or other commission in respect of such transactions based on any agreement, arrangement or understanding with such Seller or any action taken by such Seller.

                                   ARTICLE V
                                   ---------

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------
                OF THE SELLERS AND ALLSTATE REGARDING ALLSTATE
                ----------------------------------------------

     The Sellers, severally, and Allstate, jointly and severally with the Sellers, represent and warrant to the Company that:

     5.1  Organization; Authority; Due Authorization.
          ------------------------------------------

          (a)  Organization and Good Standing. Allstate is a corporation duly
               ------------------------------
organized, validly existing and in good standing under the Applicable Laws of its jurisdiction of incorporation; has all requisite power to own, lease and operate its assets, properties and business and to carry on its business as conducted during the 12-month period prior to the date hereof, as now conducted; and is duly qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of its business or the location of its properties requires such qualification or licensing, except for such jurisdictions where the failure to so qualify or be licensed would not have any adverse effect on the enforceability of any of the Allstate Material Contracts or Allstate's ability to bring lawsuits, or a Material Adverse Effect upon the condition (financial or otherwise), assets, liabilities, business, or operations of Allstate, or materially impair Allstate's ability to perform fully its obligations under this Agreement and the other Allstate Documents. Section 5.1(a) of the Allstate Disclosure Schedule sets forth all jurisdictions in which Allstate is qualified or licensed to do business as a foreign corporation.

          (b)  Authority to Execute and Perform Agreements. Allstate has all
               -------------------------------------------
requisite power, authority and approvals required to enter into, execute and deliver this Agreement and all of the other Allstate Documents and (assuming the Required Contractual Consents and the Required Governmental Approvals are obtained) to perform fully Allstate's obligations hereunder and thereunder.

          (c)  Due Authorization; Enforceability. Allstate has taken all
               ---------------------------------
corporate actions necessary to authorize it to enter into and perform fully its obligations under this Agreement and all of the other Allstate Documents to be executed by it and to consummate the transactions contemplated herein and therein. This Agreement has been duly and validly executed by Allstate and (assuming due authorization, execution and delivery by the Company) constitutes the legal, valid and binding obligation of Allstate, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting creditors' rights generally or by general equitable principles affecting the enforcement of contracts.

     5.2  Capitalization. The authorized capital stock of Allstate consists
          --------------
solely of 10,000,000 shares of common stock, $0.001 par value per share, of which 3,571,429 shares are issued and outstanding and 5,000,000 shares of preferred stock, par value $0.001 per share, none of which is outstanding. All such issued and outstanding Allstate Shares are duly authorized, validly issued and outstanding, fully paid and nonassessable and, except for such issued and outstanding Allstate Shares, there are no shares of capital stock or other securities or other equity interests of Allstate issued or outstanding. Except as indicated in Section 5.2 of the Allstate Disclosure Schedule:

          (a) there are no outstanding subscriptions, warrants, options, calls or commitments of any character relating to or entitling any person to purchase or otherwise acquire any capital stock (including the Allstate Shares) or other securities or other equity interests of Allstate;

          (b) there are no outstanding obligations or securities convertible into or exchangeable for shares of any capital stock (including the Allstate Shares) or other securities or other equity interests of Allstate or any commitments of any character relating to or entitling any person to purchase or otherwise acquire any such obligations or securities; and

          (c) there are no other commitments of any kind or type for the issuance of any capital stock (including the Allstate Shares) or other securities or other equity interests of Allstate.

     5.3  Subsidiaries.  Except as disclosed on Section 5.3 of the Allstate
          ------------
Disclosure Schedule, Allstate does not own, directly or indirectly, any interest or investment (whether equity or debt) in any Subsidiary and with respect to each partnership, joint venture, limited liability company or similar entity of which Allstate is a partner or member, Allstate has performed its duties in such a manner as not to give rise to any claim against or liability of Allstate as a partner or member of the partnership, joint venture or similar entity.

     5.4  No Violation. Assuming that the Required Governmental Approvals and
          ------------
the Required Contractual Consents are obtained, neither the execution or delivery by Allstate of this Agreement or any of the other Allstate Documents nor the consummation of the transactions contemplated herein or therein will:
(i) violate any provision of the Articles of Incorporation, by-laws or other charter documents of Allstate; (ii) violate in any material respect any Applicable Law or Order to which Allstate or its properties is subject; (iii) constitute a material default under, or give rise to any right of termination or acceleration of, or to a loss of any material benefits by Allstate under, any Allstate Material Contract including, without limitation, the Compromise and Settlement Agreement and Release referred to in Section 5.11 of the Allstate Disclosure Schedule; (iv) violate, conflict with, result in the breach of, or cause any adverse effect, including, without limitation, the acceleration, modification, or creation of, any amount payable, under such Compromise and Settlement Agreement and Release, or (v) result in the creation or imposition of any Lien upon any assets of Allstate.

     5.5  Regulatory and Other Approvals.  Section 5.5 of the Allstate
          ------------------------------
Disclosure Schedule set forth a complete and accurate description of each consent, approval, authorization, notice, filing, exemption or other requirement which must, pursuant to any Applicable Law or Order or the terms of any Allstate Material Contract, be obtained from any Authority or Person or which must otherwise be satisfied by the Sellers or Allstate in order that the execution or delivery by the Sellers or Allstate of this Agreement or any of the other Seller Documents or Allstate Documents or the consummation of the transactions contemplated herein or therein will not (i) violate in any material respect any Applicable Law or Order; (ii) constitute a material default under, or give rise to a right of termination or acceleration of, or to a loss of any material benefits by Allstate under, any Allstate Material Contract; or (iii) result in the creation or imposition of any Lien upon any assets of Allstate.

     5.6  Financial Condition.
          -------------------

          (a)  Financial Statements.  Section 5.6(a) of the Allstate Disclosure
               --------------------
Schedule sets forth (i) the unaudited balance sheets and statements of income of Allstate for the eight-month period ended February 28, 2001. Said financial statements (i) were prepared in accordance with the books and records of Allstate; (ii) fairly present Allstate's financial condition and the results of its operations as of the relevant dates thereof and for the periods covered thereby; (iii) contain and reflect all necessary adjustments and accruals (excluding vacation and sick time accruals) for a fair presentation of Allstate's financial condition and the results of its operations for the periods covered by said financial statements (except that the unaudited balance sheet as of February 28, 2001 and the related statements of income are subject to year-end audit adjustments); (iv) contain and reflect adequate provisions for all reasonably anticipated liabilities for all Taxes with respect to the period then ended and all prior periods; and (v) with respect to contracts and commitments for the sale of goods or the provision of services by Allstate, contain and reflect adequate reserves for all reasonably anticipated material losses and costs and expenses in excess of expected receipts.

          (b)  No Undisclosed Liabilities. Except for (i) those liabilities
               --------------------------
specifically reflected or reserved against on the Balance Sheet, (ii) those current liabilities for trade or business obligations incurred since the Balance Sheet Date in connection with the purchase of goods or services in the ordinary course of business and consistent with past practices, (none of which is, individually or in the aggregate, material and none of which is for breach of contract, breach of warranty, tort or infringement), (iii) those liabilities arising under any Allstate Material Contract (none of which liabilities is for breach of contract, breach of warranty, tort or infringement) or (iv) those liabilities otherwise disclosed in Section 5.6(b) of the Allstate Disclosure Schedule (none of which liabilities is for breach of contract, breach of warranty, tort or infringement), Allstate does not have, as of the date hereof, any direct or indirect indebtedness, liabilities, claims, losses, damages, deficiencies, obligations or responsibilities, known or unknown, liquidated or unliquidated, accrued, absolute, contingent or otherwise, and whether or not of a kind required by GAAP to be set forth on a financial statement, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect upon the condition (financial or otherwise), assets, liabilities, business or operations of Allstate.

          (c)  Inventories.  Allstate does not have any inventories.
               -----------
          (d)  Accounts Receivable. All accounts and notes receivable of
               -------------------
Allstate, whether reflected on the Balance Sheet or otherwise, represent the sale of inventory or services of Allstate in the ordinary course of business and are fully collectible, net of any reserves shown on the Balance Sheet or identified in Section 5.6(d) of the Allstate Disclosure Schedule, which reserves are adequate and were calculated consistent with past practices.

          (e)  Absence of Certain Changes. Except as indicated in Section 5.6(e)
               --------------------------
of the Allstate Disclosure Schedule, since the Balance Sheet Date, Allstate has conducted business only in the ordinary course consistent with past practices and has not:

               (i) suffered any change, event or condition which, in any case or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect upon Allstate's condition (financial or otherwise), assets, liabilities, business or operations of Allstate, or Allstate ability to perform its obligations hereunder;

               (ii) suffered any destruction, damage to or loss of any asset (whether or not covered by insurance) which could reasonably be expected to have a Material Adverse Effect upon the condition (financial or otherwise), assets, liabilities, business or operations of Allstate, or the aggregate value or utility of its assets taken as a whole or Allstate's ability to perform its obligations hereunder;

               (iii) incurred any obligation or liability, or taken property subject to any Lien (other than a Permitted Lien) securing any obligation or liability, whether absolute, accrued, contingent or otherwise and whether due or to become due, except current liabilities for trade or business obligations incurred since the Balance Sheet Date in connection with the purchase of goods or services in the ordinary course of business and consistent with prior practices, none of which liabilities, in any event, involved a potential liability of Allstate in excess of $50,000, individually, or $50,000 in the aggregate;

               (iv) mortgaged, pledged or subjected any of its property or assets, tangible or intangible, to any Lien, other than a Permitted Lien;

               (v) sold, transferred, leased to others or otherwise disposed of any of its assets, tangible or intangible, except for inventory sold in the ordinary course of business consistent with past practices or immaterial amounts of other Tangible Personal Property not required by the business;

               (vi) amended or terminated any Allstate Material Contract or any License or Permit of Allstate or received any notice of termination of any of the same, committed a material default under any such Allstate Material Contract or License or Permit, or suffered a material default by any party thereto;

               (vii) declared or made any payment of dividends or other distribution to its shareholders or upon or in respect of any shares of its capital stock, or purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its shares of capital stock or other securities;

               (viii) encountered any labor union organizing activity, suffered any actual, and no Key Employee has received notice of any, employee strikes, work stoppages, slow-downs or lock-outs, or any material adverse change in its relations with its employees, agents, customers or suppliers taken as a whole or suffered any actual, and no Key Employee has received notice of any, wrongful discharge or other unlawful labor practice action or proceeding;

               (ix) made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay to any shareholder, director, officer, manager, employee, salesman, distributor or agent of Allstate;

               (x) changed its accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) or revalued any of its assets ;

               (xi) entered into any transaction, contract or commitment other than in the ordinary course of business and consistent with prior practices; or

               (xii) entered into any agreement or made any commitment to take any of the types of action described in subparagraphs (i) through (xi) above.

     5.7  Tax Matters.  Except as indicated in Section 5.7 of the Allstate
          -----------
Disclosure Schedule:

          (a) within the times and in the manner prescribed by Applicable Law, Allstate has filed all Tax Returns which Allstate is required to file, has paid or provided for all Taxes shown thereon to be due and owing by it and has paid or provided for all deficiencies or other assessments of Taxes, interest or penalties owed by it; no Tax Authority has asserted, or will successfully assert, any claim for the assessment of any additional Taxes of any nature with respect to any periods covered by any such Tax Returns; all Taxes which are required to be withheld or collected by Allstate have been duly withheld or collected and, to the extent required, have been paid to the proper Tax Authority or properly segregated or deposited as required by Applicable Law;

          (b) each Tax Return filed by Allstate fully and accurately reflects its liability for Taxes for such year or period and accurately sets forth all items (to the extent required to be included or reflected in such returns) relevant to its future liabilities for Taxes, including the Tax bases of its properties and assets, and the provisions for Taxes payable reflected in the Allstate Financial Statements are fully adequate and correct;

          (c) no audit of any Tax Return of Allstate is in progress or, to the Knowledge of the Sellers or Allstate, threatened;

          (d) no extensions of time with respect to any date on which any Tax Return was or is to be filed by Allstate is in force;

          (e) Allstate has not waived or extended any applicable statute of limitations relating to the assessment of any taxes;

          (f) no issues have been raised with Allstate by any Tax Authority which are currently pending in connection with any Tax Returns. No material issues have been raised in any examination by any Tax Authority with respect to Allstate which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. There are no unresolved issues or unpaid deficiencies relating to any such examination;

          (g) Allstate has not filed a consent pursuant to Section 341(f) of the Code nor has Allstate agreed to have Section 341(f)(2) of the Code applied to any disposition of a Subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code); and

          (h) Allstate has delivered to the Company true and correct copies of all federal and state income Tax Returns of Allstate for the last three complete fiscal years.

     5.8  Compliance with Laws; Governmental Matters.
          ------------------------------------------

          Allstate has in all material respects complied with, and is now in all material respects in compliance with, all Applicable Laws and Orders material to its operations or business, and no material capital expenditures will be required in order to insure continued compliance therewith. Section 5.8 of the Allstate Disclosure Schedule sets forth each License and Permit material to Allstate's operations or business, together with its date of expiration and a brief description of its material terms. Except for the Licenses and Permits already held by Allstate as disclosed in
Section 5.8 of the Allstate Disclosure Schedule, no other franchise, license, permit, Order or approval of any Authority is material to or necessary for the conduct of the business of Allstate as previously conducted during the 12-month period prior to the date hereof, as presently conducted. Each such License and Permit is in full force and effect; Allstate is now and has at all times in the past been in all material respects in full compliance with each thereof, no violations are or have in the last three years been recorded by any Authority in respect of any thereof, and no proceeding is pending or, to the Knowledge of the Sellers or Allstate, no Key Employee has received notice of any pending proceeding, to revoke, amend or limit any thereof. Except as disclosed in
Section 5.8 of the Allstate Disclosure Schedule, to the Knowledge of the Sellers or Allstate, no Key Employee has received notice of any pending proceedings by or before any Authority which involve new special assessments, assessment districts, bonds, Taxes, condemnation actions, Applicable Laws or Orders or similar matters which, if instituted, could reasonably be expected to have a Material Adverse Effect upon the condition (financial or otherwise), assets, liabilities or business of Allstate.

     5.9  Litigation.  Section 5.9 of the Allstate Disclosure Schedule sets
          ----------
forth an accurate and complete description of every pending or, to the Knowledge of the Sellers and Allstate, threatened adverse claim, dispute, governmental investigation, suit, action (including, without limitation, nonjudicial real or personal property foreclosure actions), arbitration, legal, administrative or other proceeding of any nature, domestic or foreign, criminal or civil, at law or in equity, by or against or otherwise affecting Allstate, or its business, operations, properties, or financial conditions. The Sellers or Allstate has delivered to the Company copies of all relevant court papers and other documents relating to the matters referred to in Section 5.9 of the Allstate Disclosure Schedule. Except as disclosed in Section 5.9 of the Allstate Disclosure
Schedule:

          (a) Allstate is not in default with respect to any Order by which it is bound or to which its property is subject and there exists no Order enjoining or requiring Allstate to take any action of any kind with respect to its business; and

          (b) neither Allstate nor, to the Knowledge of the Sellers or Allstate, any officer, director, manager or employee of any of the foregoing, has been permanently or temporarily enjoined by any Order from engaging in or continuing any conduct or practice in connection with the business, operations or properties of Allstate.

     5.10  Property of Allstate.
           --------------------

          (a)  Real Property. Section 5.10(a) of the Allstate Disclosure
               -------------
Schedule sets forth, as of the date hereof, (i) a true and complete description of all Real Property in which Allstate has any interest and (ii) an identification of all Contracts, together with all amendments thereto, under which Allstate has any interest or estate in any Real Property. Except as disclosed in Section 5.10(a) of the Allstate Disclosure Schedule, as of the date hereof: Allstate has good and marketable title in fee simple to each parcel of the Real Property described in Section 5.10(a) of the Allstate Disclosure Schedule as owned by it in fee, and a right of prior and continuing possession to each other parcel of Real Property described therein, whether such right arises by virtue of a leasehold estate, easement, license or otherwise, in all cases free and clear of all Liens excepting only matters of record and mechanic's or materialmen's liens incurred in the ordinary course of business in respect of obligations which are not yet overdue (none of which interfere with the full use of any of such Real Property or any improvements thereto in the conduct of its business or materially affect the market value thereof from and after the Effective Time) and the Lien of current state or local real property Taxes, a Lien not yet due and payable.

          (b)  Tangible Personal Property. Section 5.10(b) of the Allstate
               --------------------------
Disclosure Schedule sets forth, as of the date hereof, (i) a description of each item of Tangible Personal Property owned by Allstate having either a depreciated book value or estimated fair market value per unit in excess of $1,000, or not owned by Allstate but in the possession of or used in its business and having rental payments therefor in excess of $5,000 per year; and (ii) a description of the owner of, and any Contract relating to the use of, each such item of Tangible Personal Property not owned by Allstate and the circumstances under which such property is used. Except as disclosed in Section 5.10(b) of the Allstate Disclosure Schedule, as of the date hereof:

               (i) except as disclosed in Section 5.10(b) of the Allstate Disclosure Schedule, Allstate has good and marketable title to each item of its Tangible Personal Property, owned free and clear of all Liens, other than Permitted Liens; and

               (ii) each item of Tangible Personal Property owned or used by Allstate is in good operating condition and repair, usable in the ordinary course of business, and the operation thereof as conducted during the 12-month period prior to the date hereof, as presently conducted is not, in any material respect, in violation of any Applicable Law material to its operations or business, including, without limitation, Applicable Laws relating to environmental protection and occupational health and safety.

          (c)  Intellectual Property. Section 5.10(c) of the Allstate Disclosure
               ---------------------
Schedule sets forth, as of the date hereof, a true and complete (i) description of each item constituting a part of the Intellectual Property of Allstate and
(ii) list of all Contracts to which Allstate is a party either as licensee or licensor relating to any item of such Intellectual Property. The consummation of the transactions contemplated herein will not adversely affect in any manner the nature or usefulness of any item of such Intellectual Property in the hands of Allstate. Except as indicated in Section 5.10(c) of the Allstate Disclosure Schedule, as of the date hereof:

               (i) Allstate is the owner of all right, title and interest in and to each item of its Intellectual Property, free and clear of all Liens, other than Permitted Liens ;

               (ii) there are no pending claims, actions, judicial or other adversary proceedings, disputes or disagreements involving Allstate concerning any item of its Intellectual Property, and, to the Knowledge of Allstate and the Sellers, no Key Employee has received notice of any such action, proceeding, dispute or disagreement; and

               (iii) Allstate has the right and authority to use each item of its Intellectual Property in connection with the conduct of its business; such use did not and will not conflict with, infringe upon or violate any patent or other proprietary right of any other Person, and Allstate has not infringed and is not now infringing any proprietary right belonging to any other Person.

          (d)  Necessary Properties. As of the date hereof, the Real Property,
               --------------------
Tangible Personal Property and Intellectual Property of Allstate include all of the real properties, tangible personal properties and intangible personal properties necessary for the conduct of its business as conducted during the 12-month period prior to the date hereof, as presently conducted include substantially all of those properties actually used in the conduct of such business during the twelve-month period prior to the date hereof.

     5.11 Agreements. Section 5.11 of the Allstate Disclosure Schedule sets
          ----------
forth a true and correct list of all Contracts of Allstate now in effect except
(i) any Contract which is specifically identified in Sections 5.10(a), 5.10(b), 5.10(c), 5.12 or 5.14 of the Allstate Disclosure Schedule or which would be required to be disclosed therein but for specific exemptions contained in any of such Sections; (ii) purchase or sales orders made in the ordinary course of its business and involving a commitment for a duration of less than 3 years or an aggregate amount of less than $50,000; and (iii) any other Contract made in the ordinary course of its business and providing for a duration of less than six months or involving aggregate payments or potential liabilities of less than $50,000.

     Except as disclosed in Section 5.11 of the Allstate Disclosure Schedule, as of the date hereof:

          (a) all rights of Allstate under any Allstate Material Contract are owned free and clear of any Liens, other than Permitted Liens;

          (b) Allstate has fulfilled all material obligations required pursuant to each Allstate Material Contract to have been performed by it prior to the date hereof, and to the Knowledge of Allstate and the Sellers, based on the facts as of the date hereof and assuming the transaction contemplated by this Agreement did not occur, Allstate will be able to fulfill, when due, all of its obligations under each Allstate Material Contract which remain to be performed after the date hereof;

          (c) to the Knowledge of Allstate and the Sellers, no other contracting party to any Allstate Material Contract is now in material breach thereof or has breached the same in any material respect within the twelve-month period prior to the date hereof; to the Knowledge of Allstate and the Sellers, there is no anticipated material breach thereof by any such party; and there are not now, nor have there been in the twelve-month period prior to the date hereof, any disagreements or disputes between Allstate and any other party to any Allstate Material Contract relating to the validity or interpretation of such Allstate Material Contract or to the performance by any party thereunder;

          (d) Allstate is not a party to, nor bound by, any Contract, or any provision of its Articles of Incorporation or bylaws which (i) restricts the conduct of its business anywhere in the world or (ii) contains any unusual or burdensome provisions which could reasonably be expected to have a Material Adverse Effect upon its condition (financial or otherwise), assets, liabilities, business or operations; and

          (e) Allstate is not under any material liability or obligation with respect to the return of inventory or products sold by Allstate which are in the possession of distributors, wholesalers, retailers or customers.

     5.12 Compliance With Labor Laws and Agreements. Section 5.12 of the
          -----------------------------------------
Allstate Disclosure Schedule sets forth a true and current list of all of the Labor Agreements of Allstate now in effect. Except as disclosed in Section 5.12 of the Allstate Disclosure Schedule, Allstate has complied in all material respects with all of its Labor Agreements and all Applicable Laws and Orders relating to the employment of labor. No present or former employee, officer or director of Allstate has, or will have at the Closing Date, any claim against Allstate for any matter. Except as disclosed in Section 5.12 of the Allstate Disclosure Schedule, as of the date hereof, there is no:

          (a) unfair labor practice complaint against Allstate pending before the National Labor Relations Board or any state or local Authority;

          (b) pending labor strike or other material labor trouble affecting Allstate;

          (c) material labor grievance pending against Allstate;

          (d) pending representation question respecting the employees of Allstate; or

          (e) pending arbitration proceedings arising out of or under any collective bargaining agreement to which Allstate is a party.

     In addition, to the Knowledge of Allstate and the Sellers: (i) none of the matters specified in clauses (a) through (e) above is threatened against; (ii) no union organizing activities have taken place with respect to Allstate; and
(iii) no basis exists for which a claim may be made under any collective bargaining agreement to which Allstate is a party.

     5.13 Pension and Benefit Plans. Except as disclosed on Section 5.13 of the
          -------------------------
Allstate Disclosure Schedule, there are no Allstate ERISA Plans and no other benefit plans for employees of Allstate.

     5.14 Insurance. Section 5.14 of the Allstate Disclosure Schedule sets forth
          ---------
a true and correct list of all policies or binders of fire, liability, workers' compensation, vehicular or other insurance held by or on behalf of Allstate specifying the insurer, the policy number or covering note number with respect to binders, and describing each pending claim thereunder of more than $25,000. Such policies and binders are in full force and effect and are in all material respects in accordance with the customary insurance requirements for the industry of Allstate and in compliance with all Applicable Laws and Orders. Allstate is not in any material respect in default, nor has it during the last three years ever been in any material respect in default, with respect to any provision contained in any such policy or binder or has failed to give any required notice or present any claim as required under any such policy or binder in due and timely fashion. There are no outstanding unpaid claims under any such policy or binder. Allstate has not received a notice of cancellation or non-renewal of any such policy or binder. Allstate has never been refused any insurance with respect to its properties or operations, nor has its insurance coverage ever been limited.

     5.15 Suppliers and Customers. Section 5.15 of the Allstate Disclosure
          -----------------------
Schedule is a correct and current list of all suppliers and customers of Allstate who sold more than $10,000 of products and services to Allstate or who purchased more than $50,000 of products or services from Allstate during the last fiscal year, together with summaries of the sales made to each such customer and purchases made from each such supplier during Allstate's last fiscal year. Except as disclosed in Section 5.15 of the Allstate Disclosure Schedule, no single supplier or customer of Allstate is of material importance to Allstate.

     5.16 Potential Conflicts of Interest. Except as disclosed in Section 5.16
          -------------------------------
of the Allstate Disclosure Schedule or expressly contemplated in the Service Agreement, to the Knowledge of Allstate and the Sellers, no officer, director, manager, shareholder, partner or member of Allstate, no key employee of Allstate and no Affiliate of any of the foregoing (i) holds a beneficial interest in any Contract of Allstate (other than stock options and other contracts, commitments or agreements between Allstate and such Persons in their capacities as employees, officers, directors or managers of Allstate) or (ii) owns, directly or indirectly, in whole or in part, any Tangible Personal Property of Allstate or Intellectual Property of Allstate.

     5.17 Certain Transactions. Except as disclosed in Section 5.17 of the
          --------------------
Allstate Disclosure Schedule, all purchases and sales or other transactions, if any, between Allstate, on the one hand, and any officer, director, manager, shareholder, partner, member, key employee or Affiliate thereof, on the other hand, within the three years immediately preceding the date hereof have been made on the basis of prevailing market rates and terms such that from the perspective of Allstate, all such transactions have been made on terms no less favorable than those which would have been available from unrelated third parties.

     5.18 Powers of Attorney and Suretyships. Except as disclosed in Section
          ----------------------------------
5.18 of the Allstate Disclosure Schedule, Allstate has no general or special powers of attorney outstanding (whether as grantor or grantee thereof) or any obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person.

     5.19 Books and Records. The Sellers and Allstate have heretofore furnished
          -----------------
or made available to the Company for its examination the following, each of which is, and will be maintained so as to remain until the Closing, accurate and complete in all material respects:

          (a) copies of the Articles of Incorporation, bylaws, partnership agreement, limited liability company agreement or other charter documents of Allstate, in each case as in effect on the date hereof;

          (b) except for those that have been created after the date hereof with respect to matters not in violation of the terms of this Agreement, the minute books of Allstate containing minutes or written consents of all proceedings, actions and meetings of its shareholders and Boards of Directors;

         (c) except for those created as contemplated by this Agreement, copies of all permits, Orders and consents with respect to and their securities issued by any Authorities regulating the issuance or transfer of such securities and all applications for such permits, Orders and consents;

         (d) except for those that have been created after the date hereof, the stock transfer books of Allstate setting forth all transfers of securities of Allstate;

         (e) copies of all outstanding stock certificates of Allstate;

         (f) copies of all agreements and documents referred to in the Allstate Disclosure Schedule; and

         (g) all other books and records of Allstate.

   Section 5.19 of the Allstate Disclosure Schedule contains an accurate list of all of the incumbent officers and directors of Allstate;.

   5.20  Banking Facilities. Section 5.20 of the Allstate Disclosure Schedule
         ------------------
contains a true and complete list of:

         (a) each bank, savings and loan or similar financial institution in which Allstate has an account or safety deposit box and the numbers of the accounts or safety deposit boxes maintained by Allstate thereat; and

         (b) the names of all Persons authorized to draw on each such account or to have access to any such safety deposit box facility, together with a description of the authority (and conditions thereof, if any) of each such Person with respect thereto.

   5.21  Full Disclosure. All documents and other materials delivered to the
         ---------------
Company by or on behalf of Allstate or any Seller in connection with this Agreement and the transactions contemplated herein are accurate, complete and authentic. Furthermore, the information furnished to the Company by or on behalf of Allstate and each Seller in connection with this Agreement and the transactions contemplated herein does not contain any untrue statement of a material fact and does not omit to state any material fact necessary to make the statements made, in the context in which they are made, not false or misleading. There is no fact which Allstate or any Seller has not disclosed to the Company in writing which could reasonably be expected to have a Material Adverse Effect upon the condition (financial or otherwise), assets, liabilities, business, operations or properties of Allstate, or upon the ability of Allstate or any Seller to perform its respective obligations hereunder.

                                  ARTICLE VI
                                  ----------

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

     The Company represents and warrants to the Sellers as follows:

     6.1  Due Incorporation. The Company is a corporation duly organized,
          -----------------
validly existing and in good standing under the Applicable Laws of its jurisdiction of incorporation; has all requisite power to own, lease and operate its assets, properties and business and to carry on its business as conducted during the 12-month period prior to the date hereof, as now conducted; and is duly qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of its business or the location of its properties requires such qualification or licensing, except for such jurisdictions where the failure to so qualify or be licensed would not have any adverse effect on the enforceability of any of the Company Material Contracts or the Company's ability to bring lawsuits, or a Material Adverse Effect upon the condition (financial or otherwise), assets, liabilities, business or operations of the Company, or materially impair the Company's ability to perform fully is obligations under this Agreement and the other Company Documents. Section 6.1 of the Company Disclosure Schedule sets forth all jurisdictions in which the Company is qualified or licensed to do business as a foreign corporation.

     6.2  Authority to Execute and Perform Agreements. The Company has all
          -------------------------------------------
requisite power, authority and approvals required to enter into, execute and deliver this Agreement and the Company Documents and (assuming the Required Contractual Consents and the Required Governmental Approvals are obtained) to perform fully the Company's obligations hereunder and thereunder.

     6.3  Due Authorization; Enforceability. The Company has taken all corporate
          ---------------------------------
actions necessary to authorize it to enter into and perform its obligations under this Agreement and all other Company Documents and to consummate the transactions contemplated herein and therein. This Agreement has been duly and validly executed by the Company and (assuming the due authorization, execution and delivery by the Sellers and Allstate) constitutes the legal, valid and binding obligations of the Company, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting creditors' rights generally or by general equitable principles affecting the enforcement of contracts.

     6.4  No Violation. Neither the execution and delivery of this Agreement and
          ------------
all other Company Documents nor the consummation of the transactions contemplated herein and therein will (i) violate any provision of the Articles of Incorporation or bylaws of the Company; (ii) violate, conflict with, or constitute a default under any material Contract to which the Company is a party or by which it or its property is bound; (iii) require the consent of any party to any material Contract to which the Company is a party by which it or its property is bound; or (iv) violate any Applicable Laws or Orders to which the Company or its property is subject.

     6.5  Regulatory and Other Approvals. Section 6.5 of the Company Disclosure
          ------------------------------
Schedule sets forth a complete and accurate description of each consent, approval, authorization, notice, filing, exemption or other requirement which must, pursuant to any Applicable Law or Order or the terms of any Company Material Contract, be obtained from any Authority or Person or which must otherwise be satisfied by the Company in order that (i) the execution or delivery by the Company of this Agreement and any of the Company Documents or
(ii) the consummation of the transactions contemplated herein or therein will not violate any Applicable Law or Order or the terms of any such material Contract of the Company will be obtained and satisfied prior to Closing.

     6.6  Securities Filings. The Company has complied with all applicable
          ------------------
foreign, federal and state laws, rules and regulations, including, without limitation, the requirements of the Securities Exchange Act of 1934 as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act") and is current in its filings. None of the filings made by the Company under the Exchange Act or the Securities Act make any untrue statement of a material fact or omit to state a material fact necessary to make the statements made in light of the circumstances under which they were made, not misleading.

     6.7  Full Disclosure. All documents and other materials delivered to the
          ---------------
Sellers by or on behalf of the Company in connection with this Agreement and the transactions completed herein are accurate, complete and authentic. Furthermore, the information furnished to the Sellers by or on behalf of the Company in connection with this Agreement and the transactions contemplated herein does not contain any untrue statement of a material fact and does not omit to state any material fact necessary to make the statements made, in the context in which they are made, not false or misleading. There is no fact which the Company has not disclosed to the Sellers in writing which could reasonably be expected to have a Material Adverse Effect upon the condition (financial or otherwise), assets, liabilities, business operations or properties of the Company, or upon the ability of the Company to perform its respective obligations hereunder.

                                  ARTICLE VII
                                  -----------

                    COVENANTS AND AGREEMENTS OF THE PARTIES
                    ---------------------------------------
                          EFFECTIVE PRIOR TO CLOSING
                          --------------------------

     7.1  Corporate Examinations and Investigations. Prior to the Closing Date,
          -----------------------------------------
the Company shall be entitled, through its employees and representatives, including, without limitation, Loeb & Loeb LLP and Singer Lewak Greenbaum & Goldstein LLP, to make such investigations and examinations of the properties, books, records and financial condition of the Allstate as the Company may request. In order that the Company may have the full opportunity to do so, Allstate and the Sellers shall furnish the Company and its representatives during such period with all such information concerning the affairs of Allstate as the Company or such representatives may request and cause Allstate's officers, employees, consultants, agents, accountants and attorneys to cooperate fully with the Company or such representatives in connection with such review and examination and to make full disclosure of all information and documents requested by the Company and/or such representatives; provided, however that without the consent of the relevant employee, no personnel file of any employee of Allstate shall be made available to the Company or its representatives. Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances. No investigation by the Company shall, however, diminish or obviate in any way, or affect the Company's right to rely upon, any of the representations, warranties, covenants or agreements of the Sellers or the Allstate contained in this Agreement or in any other Allstate Document.

     7.2  Cooperation; Consents. Prior to the Closing Date, each party shall
          ---------------------
cooperate with the other to the end that the parties shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all Authorities and other Persons the consent or approval of which, or a license or permit from which, is required for the consummation of the transactions contemplated herein and (ii) provide to each other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations. The parties shall also use their respective best efforts to expedite the review process and to obtain all such necessary consents, approvals, licenses and permits as promptly as practicable. To the extent permitted by Applicable Law, the parties shall request that each Authority or other Person whose review, consent or approval is requested to treat as confidential all information which is submitted to it.

     7.3  Conduct of Business. From the date hereof through the Closing Date,
          -------------------
Allstate shall conduct its business in such a manner that the representations and warranties contained in ARTICLE V shall continue to be true and correct as of the Closing Date as if made at and as of the Closing Date. Without the prior written consent of the Company, Allstate shall not undertake or fail to undertake any action if such action or failure would render any of said warranties and representations untrue as of the Closing Date, provided, however, that Allstate may undertake any such action in the ordinary course of business and consistent with prior past practices without the consent of the Company.

     7.4  Preservation of Business. From the date hereof through the Closing
          -------------------------
Date, Allstate shall conduct its business only in the ordinary course and consistent with prior practices and shall use its best efforts (i) to preserve its business and organization intact, (ii) to keep available to the Company the services of its present officers, employees, agents and independent contractors and (iii) to preserve for the benefit of the Company the goodwill of its suppliers, customers, landlords and others having business relations with it.

     7.5  Insurance. From the date hereof through the Closing Date, Allstate
          ---------
shall maintain in force (including necessary renewals thereof) the insurance policies listed in the Allstate Disclosure Schedule.

     7.6  No Defaults. From the date hereof through the Closing Date, Allstate
          -----------
shall not commit a material default under any term or provision of, or suffer or permit to exist any condition or event which, with notice or lapse of time or both, would constitute a material default by Allstate under, any Contract or any License or Permit; provided, however, that a material default shall not include instances where there exists a good faith dispute as to the terms of any such Contract, License or Permit.

     7.7   Reporting and Compliance With Law. From the date hereof through the
           ---------------------------------
Closing Date, Allstate shall duly and timely file all Tax Returns required to be filed with Tax Authorities and duly observe and conform in all material respects to all applicable Laws and Orders.

     7.8   Interim Company Financial Statements. From the date hereof through
           ------------------------------------
the Closing Date, within 30 calendar days following the end of each calendar month, Allstate shall deliver to the Company an unaudited balance sheet of Allstate as of the end of such calendar month and an unaudited statement of income of Allstate for the period from the Balance Sheet Date through the end of such calendar month and the applicable comparative period, in each case accompanied by a certificate of the Chief Financial Officer of Allstate to the effect that all such financial statements fairly present the financial position and results of operations of Allstate as of the date or for the periods indicated, except as otherwise indicated in such statements and subject to year end audit adjustments. Such certificate shall also state that except as noted, from the Balance Sheet Date through the end of the previous month there has been no Material Adverse Change in the condition (financial or otherwise), assets, liabilities, business or operations of Allstate or in the Company's ability to consummate the transactions contemplated herein. Allstate shall also promptly deliver to the Company copies of any audited financial statements of Allstate which Allstate's certified public accountants may issue.

     7.9   Employment Agreements. On or prior to the Closing Date, Allstate and
           ---------------------
each of Terry Stepanik and Mario Villarreal shall execute and deliver employment agreements in form and substance reasonably satisfactory to the Company which shall be effective as of the Closing.

     7.10  Consulting Agreements. On or prior to the Closing Date, Allstate and
           ---------------------
each of Frank Montelione and Russel Leventhal (or such individuals' affiliated entities) shall execute and deliver consulting agreements in form and substance reasonably satisfactory to the Company which shall be effective as of the Closing.

     7.11  Non-Competition. On or prior to the Closing Date, each of Terry
           ---------------
Stepanik and Mario Villarreal shall execute and deliver to the Company Non-Competition and Non-Disclosure Agreements in form and substance reasonably satisfactory to the Company.

     7.12  Arrangements with Employees. From the date hereof until the Effective
           ---------------------------
Time, the Sellers and Allstate shall permit the Company to approach and negotiate with any or all employees of the Allstate, including, but not limited to, managerial staff, in an effort to persuade them to continue in the employ of Allstate pending the Closing and thereafter and the Sellers and Allstate shall use reasonable efforts to assist the Company in such negotiations.

     7.13  No Solicitation or Negotiation. Unless and until this Agreement is
           ------------------------------
terminated, neither Allstate nor any of the Sellers shall, nor shall they cause, suffer or permit the directors, officers, employees, representatives, agents, investment bankers, advisors, accountants or attorneys of Allstate or the Sellers, to initiate or solicit, directly or indirectly, any inquiries or the making of any proposal, or engage in negotiations or discussions with any Person, or provide any confidential information or data to any Person, with respect to any acquisition, business combination or purchase of all or any significant asset(s) of Allstate or any direct or indirect equity interest in, Allstate, or otherwise facilitate any effort or attempt to seek any of the foregoing.

     7.14  [Intentionally Deleted]

     7.15  Fairness Opinion. The Company shall have obtained a fairness opinion
           ----------------
by Houlihan Lokey Howard & Zukin prior to or on the date on which the Company convenes a meeting of the Company's shareholders to solicit proxies in favor of the adoption and approval of this Agreement and the transactions contemplated hereby that states that the terms and conditions this Agreement and the transactions contemplated hereby are fair to the shareholders of the Company from a financial point of view. On the Closing Date, the Company shall receive a bring-down fairness opinion from Houlihan Lokey Howard & Zukin dated as of the Closing Date, stating that the terms and conditions of this Agreement and the transactions contemplated hereby are fair as of the Closing Date to the shareholders of the Company from a financial point of view.

     7.16  Stock Exchange Listing. The Company shall cause the shares of the
           ----------------------
Company Common Stock to be issued pursuant to this Agreement and the transactions contemplated hereby to be approved for listing on the American Stock Exchange subject to official notice, prior to the Closing Date.

     7.17  Disclosure. The Company shall disclose to Allstate the material terms
           ----------
of any financing expected to be completed on or prior to the Closing.


                                 ARTICLE VIII
                                 ------------

                    CONDITIONS PRECEDENT TO THE OBLIGATION
                    --------------------------------------
                            OF EACH PARTY TO CLOSE
                            ----------------------

     The obligations of the Sellers and the Company to consummate the transactions contemplated herein shall be subject to the fulfillment, at or prior to the Closing, of all of the conditions set forth below in this ARTICLE VIII.

     8.1  No Action or Proceeding. The consummation of the transactions
          -----------------------
contemplated herein shall not violate any Applicable Law. Further, no temporary restraining Order, preliminary or permanent injunction, cease and desist Order or other legal restraint preventing the consummation of the transactions contemplated herein, or imposing material damages in respect thereof, shall be in effect, nor shall there be any action or proceeding pending or threatened by any Person which seeks any of the foregoing or seeks to impose conditions which would be materially burdensome upon the business of Allstate and which presents a substantial risk that the relief sought will be granted.

     8.2  Governmental and Other Approvals. All Required Governmental Approvals
          --------------------------------
and all Required Contractual Consents shall have been obtained without the imposition of any conditions that are or would be materially burdensome upon the business of Allstate. All Required Governmental Approvals and Required Contractual Consents shall be in effect and all conditions and requirements prescribed by any of the same to be satisfied on or prior to the Closing Date shall have been satisfied.


                                  ARTICLE IX
                                  ----------

                    CONDITIONS PRECEDENT TO THE OBLIGATION
                    --------------------------------------
                            OF THE COMPANY TO CLOSE
                            -----------------------

     The obligation of the Company to consummate the transactions contemplated herein shall be subject to the fulfillment, at or before the Closing Date, of all of the conditions set forth below in this ARTICLE IX.

     9.1  Representations and Warranties. The representations and warranties of
          ------------------------------
the Sellers and Allstate contained in this Agreement, in any Seller Document and in any Allstate Document shall have been true and correct when made and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, other than such representations and warranties as are made as of another specified date, which shall be true and correct as of such date; provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 9.1 has been satisfied, that portion of such representation or warranty as so qualified must be true and correct in all respects. At the Closing each Seller and Allstate shall have delivered to the Company a certificate to such effect signed by such Seller or the President and the Chief Financial Officer of Allstate, as appropriate, and addressed to the Company.

     9.2  Performance of Covenants. Each of the obligations of each Seller to be
          ------------------------
performed by such Seller and each obligation of Allstate to be performed by it on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed on or before the Closing Date.

     9.3  No Adverse Change. There shall not have occurred between the date
          -----------------
hereof and the Closing Date any material adverse change in, or effect upon, the condition (financial or otherwise), assets, liabilities, business, operations or prospects of the involving more than Fifty Thousand Dollars ($50,000) or in the ability of the Sellers or Allstate to perform their respective obligations hereunder, nor shall there have occurred any event, development or state of facts or circumstances (other than a change in general economic conditions) which could reasonably be expected to result in any of the foregoing, either alone or together with other such occurrences.

     9.4  Opinion of Counsel to the Sellers. The Company shall have received the
          ---------------------------------
favorable opinion of LeBoeuf, Lamb, Greene & MacRae L.L.P., counsel to the Sellers and Allstate, dated as of the Closing Date, addressed to the Company, to the effect that:

          (a) Allstate is duly organized, validly existing and in good standing under the Applicable Laws of its jurisdiction and has all requisite power to own, lease and operate its assets, properties and business as now conducted.

          (b) Allstate is duly qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of its business or the location of its properties requires such qualification or licensing, except for such jurisdictions where the failure to so qualify or be licensed would not have an adverse effect on the enforceability of any Allstate Material Contract or the ability of Allstate to bring lawsuits, or a Material Adverse Effect upon the condition (financial or otherwise), assets, liabilities, business or operations of Allstate.


          (c) Each Seller and Allstate has the full right, power and authority required to enter into, execute and deliver this Agreement and the Allstate Documents in connection herewith and to perform fully his or its obligations hereunder and thereunder.

          (d) This Agreement and the other Seller Documents and Allstate Documents have been duly and validly authorized, executed and delivered by the Sellers and Allstate, as the case may be, and constitute the legal, valid and binding obligations of the Sellers and/or Allstate executing the same, enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to or limiting creditors' rights generally, and (ii) general principles of equity (whether considered in an action in equity or at law) which provide, among other things, that the remedies of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

          (e) The authorized, issued and outstanding capital stock of Allstate is as stated in Section 5.2 and all of the shares of issued and outstanding capital stock of Allstate (including the Allstate Shares) have been duly authorized, are validly issued and outstanding, are fully paid and nonassessable and were issued in full compliance with all Applicable Laws relating to the issuance of securities.

          (f) To the best Knowledge of such counsel after diligent inquiry Allstate is not a party to or bound by any outstanding option or agreement to sell, issue, register or qualify under Applicable Laws related to the issuance or sale of securities, buy or otherwise dispose of or acquire any shares of capital stock or any debt security of the Company.

          (g) Neither the execution and delivery of this Agreement, the Allstate Documents, nor the consummation of the transactions contemplated herein and therein will (i) violate any provision of the Articles of Incorporation, bylaws, or other charter documents of Allstate; (ii) to the best Knowledge of such counsel after diligent inquiry, violate, or constitute a default under, or permit the termination or acceleration of the maturity of, any indebtedness of Allstate; (iii) to the best Knowledge of such counsel after diligent inquiry, violate, conflict with or constitute a default under, permit the termination or acceleration of, or cause the loss of any rights or options material to the business, operations, properties or financial condition of Allstate under, any Allstate Material Contract; (iv) to the best Knowledge of such counsel after diligent inquiry, require the consent of any party to any Allstate Material Contract (except such consents as shall have been obtained prior to Closing);
(v) to the best Knowledge of such counsel after diligent inquiry, result in the creation or imposition of any Lien upon any properties or assets of

Allstate; or (vi) violate any Applicable Law or Order to which the Sellers, Allstate, or any of their respective properties is subject.

          (h) Except as described in Section 5.9 of the Allstate Disclosure Schedule, there is no pending claim, action, suit, investigation or proceeding of any kind in which Allstate has been served with process or otherwise received actual notice, and to the best Knowledge of such counsel after diligent inquiry, there is no threat of any such claim, action, suit, investigation or proceeding against, involving, affecting or relating to Allstate or against, involving, affecting or relating to any of its officers or directors in connection with the business and affairs of Allstate.

          (i)  To the best Knowledge of such counsel after diligent inquiry,
Section 5.5 of the Allstate Disclosure Schedule sets forth a complete and accurate description of each consent, approval, authorization, notice, filing, exemption or other requirement which must be obtained from any governmental body, court or Person or which must otherwise be satisfied by the Sellers or Allstate in order that neither (i) the execution or delivery by any of the Sellers or the Allstate of this Agreement or any of the Seller Documents or the Allstate Documents nor (ii) the consummation of the transactions contemplated herein or therein will cause any breach of the representations and warranties contained in Sections 4.5 and 5.4.

Such opinion shall also cover such other matters incident to the transactions contemplated by this Agreement as the Company may reasonably request. As to any matter contained in such opinion which involves the laws of a jurisdiction in which such counsel is not admitted to practice, such counsel may rely upon the opinion of local counsel of established reputation satisfactory to the Company. Any such opinion may expressly rely as to matters of fact upon certificates furnished by the Sellers or appropriate officers of Allstate or appropriate governmental officials.

     9.5  Litigation. No action, suit or proceeding shall have been instituted
          ----------
before any court or governmental body or instituted or threatened by any governmental agency or body which has or may have, in the opinion of the Company, a Material Adverse Effect on the assets, properties, business or condition (financial or otherwise) of Allstate.

     9.6  Satisfactory Business Review. The Company shall have satisfied itself,
          ----------------------------
after receipt and consideration of the Allstate Disclosure Schedule and after the Company and its representatives have completed the review of the business of Allstate contemplated by this Agreement, that none of the information revealed thereby or in any financial information delivered to the Company pursuant to this Agreement has, since the Balance Sheet Date, resulted in, or in the opinion of the Company may result in, a Material Adverse Change in the condition (financial or otherwise), assets, liabilities, business or operations of Allstate.

     9.7  Fairness Opinion. Prior to and at the time of Closing, the Company
          ----------------
shall have obtained a fairness opinion by Houlihan Lokey Howard & Zukin stating that the terms and conditions of this Agreement and the transactions contemplated hereby are fair to the shareholders of the Company from a financial point of view.

     9.9   Shareholder Approval.  The shareholders of the Company shall have
           --------------------
approved this Agreement and the transactions contemplated hereby.

                                   ARTICLE X
                                   ---------
                    CONDITIONS PRECEDENT TO THE OBLIGATION
                    --------------------------------------
                            OF THE SELLERS TO CLOSE
                            -----------------------

     The obligation of the Sellers to consummate the transactions contemplated herein shall be subject to the fulfillment, at or before the Closing Date, of all the conditions set forth below in this ARTICLE X.

     10.1  Representations and Warranties. The representations and warranties of
           ------------------------------
the Company contained in this Agreement and in any Company Document shall have been true and correct when made and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, other than such representations and warranties as are made as of another specified date, which shall have been true and correct when made and shall be true and correct as of such date; provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 10.1 has been satisfied, that portion of such representation or warranty which is so qualified must be true and correct in all respects; and provided, further, that no breach of the Company's representations or warranties shall constitute a failure of this condition precedent unless that breach, either alone or together with all other such breaches, is material to the Sellers. At the Closing, the Company shall have delivered to the Sellers a certificate to such effect.

     10.2  Performance of Covenants. Each of the obligations of the Company to
           ------------------------
be performed by it on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed on or before the Closing Date, and at the Closing the Company shall have delivered to the Sellers a certificate to such effect signed by the President and Chief Financial Officer of the Company and addressed to the Sellers.

     10.3  Authority. All actions required to be taken by, or on the part of,
           ---------
the Company to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Company's Board of Directors.

     10.4  No Adverse Change. There shall not have occurred between the date
           -----------------
hereof and the Closing Date any material adverse change in, or effect upon, the condition (financial or otherwise), assets, liabilities, business, operations or prospects of the Company involving more than Fifty Thousand Dollars ($50,000) or in the ability of the Company to perform its obligations hereunder, nor shall there have occurred any event, development or state of facts or circumstances (other than a change in general economic conditions) which could reasonably be expected to result in any of the foregoing, either alone or together with other such occurrences.

     10.5  Opinion of Counsel to the Company. The Sellers shall have received
           ---------------------------------
the favorable opinion of Loeb & Loeb LLP, counsel to the Company, dated as of the Closing Date, addressed to the Sellers, to the effect that:

           (a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada.

           (b) The Company has all requisite power, authority and approval required to enter into, execute and deliver this Agreement and the Company Agreements and to perform fully the Company's obligations hereunder and thereunder.

           (c) This Agreement and all the Company Documents have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company as of the Closing Date, enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to or limiting creditors' rights generally, and (ii) general principles of equity (whether considered in an action in equity or at law) which provide, among other things, that the remedies of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

           (d) Neither the execution and delivery of this Agreement, the Company Documents, nor the consummation of the transactions contemplated herein and therein will (i) violate any provision of the Articles of Incorporation, bylaws, or other charter documents of the Company; (ii) to the best Knowledge of such counsel after diligent inquiry, violate, or constitute a default under, or permit the termination or acceleration of the maturity of, any indebtedness of the Company; (iii) to the best Knowledge of such counsel after diligent inquiry, violate, conflict with or constitute a default under, permit the termination or acceleration of, or cause the loss of any rights or options material to the business, operations, properties or financial condition of the Company under, any Company Material Contract; (iv) to the best Knowledge of such counsel after diligent inquiry, require the consent of any party to any the Company Material Contract (except such consents as shall have been obtained prior to Closing);
(v) to the best Knowledge of such counsel after diligent inquiry, result in the creation or imposition of any Lien upon any properties or assets of the Company; or (vi) violate any Applicable Law or Order to which the Company, or any of its respective properties is subject.

           (e) Except as described in Section 5.9 of the Company Disclosure Schedule, there is no pending claim, action, suit, investigation or proceeding of any kind in which the Company has been served with process or otherwise received actual notice, and to the best Knowledge of such counsel after diligent inquiry, there is no threat of any such claim, action, suit, investigation or proceeding against, involving, affecting or relating to the Company or against, involving, affecting or relating to any of its officers or directors in connection with the business and affairs of the Company.

           (f) To the best Knowledge of such counsel after diligent inquiry,
Section 6.5 of the Company Disclosure Schedule sets forth a complete and accurate description of each consent, approval, authorization, notice, filing, exemption or other requirement which must be obtained from any governmental body, court or Person or which must otherwise be satisfied by the Company in order that neither (i) the execution or delivery by the Company of this Agreement or any of the Company Documents nor
(ii) the consummation of the transactions contemplated herein or therein will cause any breach of the representations and warranties contained in Section 6.5.

Such opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Sellers may reasonably request. As to any matter contained in such opinion which involves the Laws of a jurisdiction in which such counsel is not admitted to practice, such counsel may rely on the opinion of local counsel of established reputation satisfactory to the Sellers. Any such opinion may rely as to matters of fact upon certificates furnished by appropriate officers of the Company or appropriate governmental officials.

     10.6  Working Capital Requirement. At the time of Closing, the Company
           ---------------------------
shall have in the aggregate $1,150,000 of unrestricted cash or cash equivalents immediately available for use by the Company subject to Section 11.5 hereof.

     10.7  Service Agreement. On or prior to the Closing Date, the Company,
           -----------------
Allstate and Starline Communications International, Inc. shall have executed and delivered the Service Agreement on terms and in form reasonably acceptable to the Company and Allstate.

     10.8  Registration Rights Agreement. The Company and each of the Sellers
           -----------------------------
shall have executed and delivered the Registration Rights Agreement in form and substance reasonably satisfactory to the parties hereto.

     10.9  Resignation and Appointment of Officers, Election of Director.
           -------------------------------------------------------------
Effective immediately succeeding the Closing, (a) David Baeza shall have resigned as President and Chief Executive Officer of the Company and the following individuals shall have been appointed as officers of the Company: John Cooper -President and Chief Executive Officer and David Baeza - Vice Chairman and Chief Marketing Officer and (b) if so designated, one designee of the Sellers shall have been elected to the Company's Board of Directors, which designee shall be subject to the reasonable approval of the Company, it being understood that the reason for not approving such designee shall be that the designee is then actively involved in a business which competes with the Company or Allstate or that the Company would be required to make disclosure under Rule 401(d) of Regulation S-B with respect to such designee.

     10.10 Capital Contributions. Stanton Dodson and David Baeza on the one
           ---------------------
hand, and the Company, on the other hand, shall have executed and delivered the Contribution Agreement in form and substance satisfactory to the parties hereto and Messrs. Dodson and Baeza shall have returned to the capital of the Company an aggregate of 2,400,000 shares of the Company Common Stock pursuant thereto.

                                  ARTICLE XI
                                  ----------
             COVENANTS AND AGREEMENTS OF THE PARTIES AFTER CLOSING
             -----------------------------------------------------

     11.1  Covenants Against Competition. The Sellers acknowledge that the
           -----------------------------
Company would not purchase the Allstate Shares but for the agreements and covenants of the Sellers contained in this Section 11.1. Accordingly, except as expressly contemplated by the Service Agreement, each Seller, severally, covenants and agrees as follows:

          (a)  Covenant Not to Compete. Such Seller shall not at any time within
               -----------------------
the Restricted Period have any ownership interest (of record or beneficial) in, or have any interest as an employee, salesman, consultant, officer or director in, or otherwise aid or assist in any manner, any firm, corporation, partnership, proprietorship or other business that engages in any geographic area listed in Section 11.1(a) of the Allstate Disclosure Schedule in a business which is similar to that in which Allstate is engaged in any such geographic area as of the Closing, so long as Allstate or any successor in interest of Allstate to the business and goodwill of Allstate remains engaged in such business in any such geographic area or continues to solicit customers or potential customers therein. Notwithstanding the foregoing, such Seller may own stock in publicly-held businesses for investment purposes that compete with or engage in a business similar to Allstate; provided however, that investments in each such business shall not exceed 2% of the shares outstanding on a fully diluted basis.

          (b)  Solicitation of Business. During the Restricted Period such
               ------------------------
Seller shall not solicit or assist any other Person to solicit any business (other than for Allstate or any of its Affiliates) from any present or past customer of Allstate's business; or request or advise any present or future customer of Allstate or any of its Affiliates to withdraw, curtail or cancel its business dealings with Allstate or any of its Affiliates; or commit any other act or assist others to commit any other act which might injure the business of Allstate or any of its Affiliates.

          (c)  Employees. During the Restricted Period, such Seller shall not
               ---------
directly or indirectly solicit or encourage any employee of Allstate's business to leave the employ of Allstate or any of its Affiliates; provided, however, that such Seller may hire any employee who has terminated his or her employment with, or has been terminated by, Allstate or any of its Affiliates.

          (d)  Rights and Remedies Upon Breach. If any Seller breaches, or
               -------------------------------
threatens to commit a breach of, any of the provisions of the Restrictive Covenants, Allstate and/or the Company shall have the right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, all without the need to post a bond or any other security or to prove any amount of actual damage or that money damages would not provide an adequate remedy, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to Allstate and that monetary damages will not provide an adequate remedy to Allstate.

          (e)  Severability of Covenants/Blue Pencilling.  If any court
               -----------------------------------------
determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of its duration or the area covered thereby, such court shall have the power to reduce the duration or area of that provision and, in its reduced form, that provision shall then be enforceable and shall be enforced. Such Seller hereby waives any and all right to attack the validity of the Restrictive Covenants on the grounds of the breadth of their geographic scope or the length of their term.

     11.2  Release. In consideration of the payments to the Seller at the
           -------
Closing, effective as of the Closing Date, the Sellers, jointly and severally, release and discharge Allstate, and each of its shareholders, Affiliates, officers, directors, employees, agents and attorneys, from any and all claims, contentions, demands, causes of action at law or in equity, debts, liens, agreements, notes, obligations or liabilities of any nature, character or description whatsoever, whether known or unknown, which they or either of them may now or hereafter have against any such Persons by reason of any matter, event, thing or state of facts occurring, arising, done, omitted or suffered to be done prior to the Closing Date.

     The Sellers hereby acknowledge and represent that they, and each of them, have been advised by their attorney of record, and are familiar with, Section 1542 of the Civil Code of the State of California, which presently provides as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     The Sellers hereby waive and relinquish any and all rights and benefits under Section 1542 of the Civil Code as now worded and as it may from time to time hereafter be amended.

     It is understood by each Seller that the facts in respect of which this release is given may hereafter turn out to be other than or different from the facts in that connection known or believed by them to be true. Each Seller therefore expressly assumes the risk of the facts turning out to be so different and agrees that the foregoing release shall be in all respects effective and not subject to termination or rescission by any such difference in facts.

     11.3  Dispute Assistance. The Sellers agree that in the event of any
           ------------------
dispute with respect to the business or operations of Allstate arising out of events which occurred prior to the Closing, they shall cooperate with the Company, at no cost to the Company, in the resolution of such dispute, including, without limitation, making appearances in the Los Angeles, California, Houston, Texas, Phoenix, Arizona and Washington, D.C. areas (it being understood that appearances outside such areas shall be at the expense of the Company) in any litigation which may result therefrom; provided, however, that this agreement by the Sellers to cooperate shall not be deemed an acceptance by the Sellers of any liability arising from such dispute, as to which the other provisions of this Agreement shall control.

     11.4 Removal of Guaranties.  The Company covenants and agrees that it will
          ---------------------
use its reasonable and diligent best efforts to cause all of the guarantors under the Lease Agreement to be removed from the Lease Agreement. The Company further covenants and agrees that it will, promptly after the Closing Date, pay in full any and all obligations owed on the equipment or other assets or property of Allstate, wherever located, that are covered by a guaranty by any Seller or an affiliate of a Seller. In each case the Company agrees to indemnify, defend and hold harmless Allstate, and each of the Sellers, from and against any and all Losses which may be incurred or suffered by any such party and which may arise out of or result from Allstate not fulfilling its commitments under the Lease Agreement or such other obligations."

     11.5 Allocation Of Working Capital.  After Closing, the Company shall
          -----------------------------
allocate at least $1,150,000 of the cash required pursuant to Section 10.6, to the operations of Allstate.

     11.6 Additional Private Placement.  The Company shall use reasonable
          ----------------------------
efforts to raise within three months of the Closing at least $1 million in gross proceeds from a private placement of the Company's equity securities. In using reasonable efforts, the Company shall take into account the terms of such additional private placement and the potential dilution applicable to the Company shareholders, including the Sellers.

                                  ARTICLE XII
                                  -----------
                                INDEMNIFICATION
                                ---------------

     12.1 Indemnification by the Sellers and Allstate.  The Sellers jointly and
          -------------------------------------------
severally and, prior to (but not after) the Closing, Allstate, jointly and severally with the Sellers (except that each of Seller's obligations pursuant to Article IV hereof shall be several), shall indemnify, defend and hold harmless
(i) the Company, (ii) each of the Company's assigns and successors in interest to the Allstate Shares, (iii) after the Closing occurs, Allstate and each successor in interest to the assets or business of Allstate and (iv) each of their respective shareholders, members, partners, directors, officers, managers, employees, agents, attorneys and representatives, from and against any and all Losses which may be incurred or suffered by any such party and which may arise out of or result from any breach of any representation, warranty, covenant or agreement of the Sellers or Allstate contained in this Agreement or in any other Allstate Document or Seller Document. By way of clarification and without duplication, to the extent such breach of representation, warranty, covenant or agreement results in Losses to which Allstate would not have been subjected had the state of facts been as represented or warranted or had the covenant or agreement been performed, the Company as the direct or indirect owner of Allstate shall also be deemed to have been damaged to the extent of such Losses. Notwithstanding the foregoing, (a) the parties entitled to such indemnification under this Article XII shall be entitled to such indemnification only to the extent that the aggregate amount of such Losses exceed $100,000, and such parties shall be indemnified only for such Losses in excess of $100,000, (b) each Seller shall be liable for such Losses on a pro rata basis, that is in the same proportion as the percentage of Company Shares received by such Seller at the Closing, (c) the parties entitled to such indemnification under this Article XII shall, if and to the extent available, seek recovery from insurance proceeds prior to seeking recovery directly from a Seller, and (d) except as set forth in the following sentence, the liability of each Seller shall be limited to the amount that is equal to the number of Company Shares received by such Seller at the Closing multiplied by $0.75 (the "Assumed Value"). The limitation set forth in clause
(d) shall not apply to a Seller in the case of a misrepresentation made by such Seller with actual knowledge of such misrepresentation. At each Seller's option, his pro rata share of Losses for which he is liable may be satisfied by cash or a tender of Company Shares. The value of the Company Shares tendered, if any, shall be determined by the average of the reported Closing Prices of the Common Stock of the Company for each of the ten trading days immediately preceding the date the Loss was incurred except that the value of each Company Share shall be deemed to be the Assumed Value during any period of time that the Company Shares held by such Seller are "restricted securities" as defined pursuant to the Securities Act of 1933, as amended.

     12.2 Indemnification by the Company.  The Company shall indemnify, defend
          ------------------------------
and hold harmless Allstate, and each of the Sellers from and against any and all Losses which may be incurred or suffered by any such party and which may arise out of or result from any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement or in any other Company Document. Notwithstanding the foregoing, the parties entitled to such indemnification under this Article XII shall be entitled to such indemnification only to the extent that the aggregate amount of such Losses exceed $100,000, and such parties shall be indemnified only for such Losses in excess of $100,000.

     12.3 Notice to Indemnifying Party.  If any party (the "Indemnified Party")
          ----------------------------
receives notice of any claim or other commencement of any action or proceeding with respect to which any other party (or parties) (the "Indemnifying Party") is obligated to provide indemnification pursuant to Sections 12.1 or 12.2 pursuant to any other specific indemnification covenant contained in this Agreement, the Indemnified Party shall promptly give the Indemnifying Party written notice thereof, which notice shall specify in reasonable detail, if known, the amount or an estimate of the amount of the liability arising therefrom and the basis of the claim. Such notice shall be a condition precedent to any liability of the Indemnifying Party for indemnification hereunder, but the failure of the Indemnified Party to give prompt notice of a claim shall not adversely affect the Indemnified Party's right to indemnification hereunder unless the defense of that claim is materially prejudiced by such failure. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld or delayed) unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in
Section 12.4.

     12.4 Defense by Indemnifying Party.  In connection with any claim giving
          -----------------------------
rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a Person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding (i) if it acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to all elements of such claim (subject to any limitations on such liability contained in this Agreement) and (ii) if it provides assurances, reasonably satisfactory to the Indemnified Party, that it will be financially able to satisfy such claims in full if the same are decided adversely. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, it may use counsel of its choice to prosecute such defense, subject to the approval of such counsel by the Indemnified Party, which approval shall not be unreasonably withheld or delayed. In this regard, Loeb & Loeb LLP is hereby approved by the Sellers as counsel to the Company (in its capacity as the Indemnifying Party), and LeBoeuf, Lamb, Greene & MacRae LLP is hereby approved by the Company as counsel to the Sellers (in their capacity as the Indemnifying Party). The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense; provided, however, that if the Indemnified Party, in its sole discretion, determines that there exists a conflict of interest between the Indemnifying Party (or any constituent party thereof) and the Indemnified Party, the Indemnified Party (or any constituent party thereof) shall have the right to engage separate counsel, the reasonable costs and expenses of which shall be paid by the Indemnified Party. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall take all steps necessary to pursue the resolution thereof in a prompt and diligent manner. The Indemnifying Party shall be entitled to consent to a settlement of, or the stipulation of any judgment arising from, any such claim or legal proceeding, with the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that no such consent shall be required from the Indemnified Party if (i) the Indemnifying Party pays or causes to be paid all Losses arising out of such settlement or judgment concurrently with the effectiveness thereof (as well as all other Losses theretofore incurred by the Indemnified Party which then remain unpaid or unreimbursed), (ii) in the case of a settlement, the settlement is conditioned upon a complete release by the claimant of the Indemnified Party and (iii) such settlement or judgment does not require the encumbrance of any asset of the Indemnified Party or impose any restriction upon its conduct of business.

     12.5 Survival of Representations and Covenants of the Sellers and Allstate.
          ---------------------------------------------------------------------
Notwithstanding any right of the Company fully to investigate the affairs of Allstate and notwithstanding any Knowledge of facts determined or determinable by the Company pursuant to such investigation or right of investigation, the Company shall have the right to rely fully upon the representations, warranties, covenants and agreements of the Sellers and Allstate contained in this Agreement or in any other Seller Document or Allstate Document. With the sole exception of those covenants which are to be performed by the Sellers after the Closing (which shall survive until a claim thereon is barred by the applicable statute of limitations), each representation, warranty, covenant and agreement of the Sellers contained herein or in any Seller Document (whether or not made jointly with Allstate) shall survive the execution and delivery of this Agreement and the Closing and shall thereafter terminate and expire on the first anniversary of the Closing Date, except that the representations and warranties of the Sellers contained in Section 4.1 shall not terminate or expire and the representations and warranties set forth in Sections 5.7 and 5.8 shall terminate and expire ninety (90) days after the expiration of the statute of limitations applicable to claims by third parties against the Company in respect of the matter or matters which are the subject of such representations and warranties, unless, or before such date, the Company has delivered to the Sellers a written notice of a claim with respect to such representation, warranty, covenant or agreement.

                                 ARTICLE XIII
                                 ------------
                             TERMINATION; REMEDIES
                             ---------------------

     13.1 Termination Without Default.  In the event that as of April 6, 2001,
          ---------------------------
any event or state of facts not constituting a default by either party shall exist, which event or state of facts constitutes a failure of a condition precedent for either party's benefit, the party for whose benefit such condition precedent is imposed hereby shall have the right, at its sole option, to terminate this Agreement prior to the Closing without liability to the other party. Such right may be exercised by Allstate or the Sellers, as the case may be, giving written notice to the other on or before the Closing Date, specifying the event or state of facts giving rise to such right of termination.

     13.2 Termination Upon Default.  Either party may terminate this Agreement
          ------------------------
by giving notice to the other on or prior to the Closing Date, without prejudice to any rights or obligations it may have, if (i) after written notice of the default and the passage of (A) ten (10) Business Days, in the case of a default which is by its nature incapable of being cured, or (B) thirty (30) Business Days, or such shorter period as may end upon the scheduled Closing Date, in the case of a default which by its nature is capable of being cured, the other party has failed in the due and timely performance of any of its covenants or agreements herein contained or there shall have been a breach of the other's warranties or representations herein contained, and (ii) such failure or breach could reasonably be expected to give the non-defaulting party grounds not to close pursuant to Sections 9.1, 9.2, 10.1 or 10.2, as the case may be. In any such event the party who is not guilty of the breach may, in addition to all of its other rights and remedies, recover all Losses incurred by it from the party responsible for the breach.

     13.3 Remedies of Sellers to be Pursued Collectively.  Any cause of action,
          ----------------------------------------------
litigation, arbitration, proceeding or other remedy of any nature against the Company available to the Sellers, or any of them, in connection with the transaction contemplated herein, whether arising from an actual or alleged breach of representation, warranty or covenant of the Company hereunder or arising from any actual or alleged act or omission in tort or otherwise, shall, if it is pursued at all by any Seller, be pursued jointly by all Sellers, in one unified action brought at the same time and in the same forum. Any Seller who does not join in such action shall be deemed to have waived any and all rights in respect of such breach, act or omission. Likewise, all decisions of the Sellers relating in any manner to the prosecution of such action shall be made jointly by the Sellers (in such manner and pursuant to such procedures as they may agree upon among themselves) and shall bind all Sellers equally, it being the intent of this Section 13.3 that the Company shall not in any manner be subjected to any costs and burdens with respect to such remedy beyond the costs and burdens which would be incurred by it in the ordinary course were the party pursuing the remedy to be a single Person.

     13.4 Specific Performance.  The parties acknowledge that the Allstate
          --------------------
Shares are unique and cannot be obtained by the Company except from the Sellers and for that reason, among others, the Company will be irreparably damaged in the absence of the consummation of this Agreement. Therefore, in the event of any breach by the Sellers or Allstate of this Agreement, the Company shall have the right, at its election, to obtain an Order for specific performance of this Agreement, without the need to post a bond or other security, to prove any actual damage or to prove that money damages would not provide an adequate remedy.

     13.5 Attorneys' Fees.  If any Seller, Allstate or the Company shall bring
          ---------------
an action against the other by reason of any alleged breach of any covenant, provision or condition hereof, or otherwise arising out of this Agreement, the unsuccessful party shall pay to the prevailing party all attorneys' fees and costs actually incurred by the prevailing party, in addition to any other relief to which it may be entitled. If more than one Person is a party adverse to the Company in any such action, however, such Persons shall designate one counsel to represent all of them in the action and, if the Company is not the prevailing party, the Company shall be required to pay the attorneys' fees of such one counsel only. As used in this Section 13.5 and elsewhere in this Agreement, "actual attorneys' fees" or "attorneys' fees actually incurred" means the full and actual cost of any legal services actually performed in connection with the matter for which such fees are sought calculated on the basis of the usual fees charged by the attorneys performing such services, and shall not be limited to "reasonable attorneys' fees" as that term may be defined in statutory or decisional Authority.

                                  ARTICLE XIV
                                  -----------
                           EXPENSES; CONFIDENTIALITY
                           -------------------------

     14.1 Expenses of Sale.  The Sellers shall bear their own direct and
          ----------------
indirect expenses and the direct and indirect expenses of Allstate incurred in connection with the negotiation and preparation of this Agreement and the other Seller Documents and Allstate Documents and the consummation and performance of the transactions contemplated herein and therein from payments previously given to the Sellers by the Company. The Sellers acknowledge that the Company has paid to the Sellers an aggregate of $250,000 to be applied first, to the legal fees and costs of LeBoeuf, Lamb, Greene & MacRae L.L.P. and second, all remaining amounts to be remitted to an Affiliate of Allstate (Allstate Communications, Inc.) for the account of the Company to be applied against outstanding payable of the Company. Without limitation, such expenses shall include the fees and expenses of all attorneys, accountants and other professionals incurred in connection herewith, acting on behalf of Allstate or the Sellers. No such expenses shall be charged against or paid by Allstate. By way of clarification, all fees and expense incurred by the Sellers and Allstate of LeBoeuf, Lamb, Greene & MacRae L.L.P. which shall be separately allocated and if previously paid by Allstate shall be reimbursed by the Sellers from the $250,000 described above.

     14.2 Confidentiality.  Subject to any obligation to comply with (i) any
          ---------------
Applicable Law (ii) any rule or regulation of any Authority or securities exchange or (iii) any subpoena or other legal process to make information available to the Persons entitled thereto, whether or not the transactions contemplated herein shall be concluded, all information obtained by any party about any other, and all of the terms and conditions of this Agreement, shall be kept in confidence by each party, and each party shall cause its shareholders, members, partners, directors, officers, managers, employees, agents and attorneys to hold such information confidential. Such confidentiality shall be maintained to the same degree as such party maintains its own confidential information and shall be maintained until such time, if any, as any such data or information either is, or becomes, published or a matter of public knowledge.
If this Agreement
shall be terminated for any reason, each party shall return or cause to be returned to the other all written data, information, files, records and copies of documents, worksheets and other materials obtained by such party in connection with the transactions contemplated herein.

     14.3 Publicity.  Up to (and including) the Closing Date, no publicity
          ---------
release or announcement concerning this Agreement or the transactions contemplated herein shall be issued without advance written approval of the form and substance thereof by the Company and the Sellers; provided, however, that to the extent reasonably possible, such restrictions shall not apply to any disclosure required by Authorities, Applicable Law or the rules of any securities exchange which may be applicable provided, however, that the Sellers shall be given the opportunity to comment on any publicity release or announcement concerning this Agreement or the transactions contemplated herein before such publicity release or announcement is issued. For a period of ten
(10) days after the Closing Date, the parties shall consult with each other before issuing any press release or public statement with respect to this Agreement or the transactions contemplated herein, and, except as may be required by Applicable Law or the rules of any securities exchange which may be applicable, will not issue any such press release or public statement prior to such consultation. Neither the Sellers nor any officer, manager, employee, director, member, partner, stockholder or other representative thereof shall, at any time from and after the Closing, issue any press release or make any public statement that is critical, disparaging or otherwise could reasonably be interpreted as being negative with respect to Allstate or their respective businesses, financial conditions, directors, officers, managers or employees.

                                  ARTICLE XV
                                  ----------
                                    NOTICES
                                    -------

     15.1 Notices.  All notices, requests and other communications hereunder
          -------
shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or sent by telex or telecopy or mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases, addressed to:

               The Company:

                             SonicPort, Inc.
                             21621 Nordhoff Avenue
                             Chatsworth, California 91311
                             Attention:  David Baeza
                             Telecopy No.: (818) 700-8528

       With a copy to:

                         David L. Ficksman, Esq.
                         Loeb & Loeb, LLP
                         10100 Santa Monica Boulevard
                         Suite 2200
                         Los Angeles, California 90067
                         Telecopy No.:  (310) 282-2192

       Each Seller:
                         In the case of:
                         John Cooper
                         Russel Leventhal
                         Frank Montelione
                         Richard Shapiro

                         c/o Allstate Communications, Inc.
                         21621 Nordhoff Avenue
                         Chatsworth, California  91311
                         Telecopy No.  (818) 700-9965

                         In the case of:
                         Terry Stepanik
                         Mario Villarreal

                         c/o US Dataworks, Inc.
                         5301 Hollister, Suite 250
                         Houston, Texas  77040-6132
                         Telecopy No. (713) 934-8192

       Allstate:
                         US Dataworks, Inc.
                         5301 Hollister, Suite 250
                         Houston, Texas  77040-6132
                         Attention:  Terry Stepanik
                         Telecopy No.:  (713) 934-8192

       With a copy to:
                         Allstate Communications, Inc.
                         21621 Nordhoff Avenue
                         Chatsworth, California  91311
                         Attention:  Frank Montelione
                         Telecopy No.  (818) 700-9965
                         and

                         Shirley E. Curfman, Esq.
                         LeBoeuf, Lamb, Greene & MacRae LLP
                         725 S. Figueroa Street, 36th Floor
                         Los Angeles, California  90017
                         Telecopy No.:  (213) 955-7399

All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the address specified above. In case of service by telecopy, a copy of such notice shall be personally delivered or sent by registered or certified mail, return receipt requested, in the manner set forth above, within three (3) Business Days thereafter. Any party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional Person to which all such notices or communications thereafter are to be given.

                                  ARTICLE XVI
                                  -----------
                                 MISCELLANEOUS
                                 -------------

     16.1  Further Assurances.  Each of the parties shall use its reasonable and
           ------------------
diligent best efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for such party's benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein.

     16.2  Modifications and Amendments; Waivers and Consents. At any time prior
           --------------------------------------------------
to the Closing Date or termination of this Agreement, the Company, on the one hand, and the Sellers, on the other hand, may, by written agreement:

           (a)  modify or amend the provisions of this Agreement;

           (b) extend the time for the performance of any of the obligations or other acts of the other parties hereto;

           (c) waive any inaccuracies in the representations and warranties made by the other parties contained in this Agreement or any other agreement or document delivered pursuant to this Agreement; and

           (d) waive compliance with any of the covenants or agreements of the other parties contained in this Agreement. However, no such waiver shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits a waiver or consent by or on behalf of any party hereto, such waiver or consent shall be given in writing.

     16.3  Entire Agreement. This Agreement (including any exhibits hereto and
           ----------------
the Allstate Disclosure Schedule) and the agreements, documents and instruments to be executed and delivered pursuant hereto or thereto are intended to embody the final, complete and exclusive agreement among the parties with respect to the purchase of the Allstate Shares and related transactions; are intended to supersede all prior agreements, understandings and representations written or oral, with respect thereto; and may not be contradicted by evidence of any such prior or contemporaneous agreement, understanding or representation, whether written or oral.

     16.4  Governing Law and Venue.  This Agreement is to be governed by and
           -----------------------
construed in accordance with the Applicable Laws of the State of California pertaining to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Any suit brought hereon, whether in contract, tort, equity or otherwise, shall be brought in the state or federal courts sitting in Los Angeles, California, the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it, consents to service of process in any manner prescribed in ARTICLE XV or in any other manner authorized by California law, and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner specified by Applicable Law.

     16.5  Binding Effect. This Agreement and the rights, covenants, conditions
           --------------
and obligations of the respective parties hereto and any instrument or agreement executed pursuant hereto shall be binding upon the parties and their respective successors, assigns and legal representatives. Neither this Agreement, nor any rights or obligations of any party hereunder, may be assigned by any Seller or the Company without the prior written consent of the Company or the Sellers, respectively; provided, however, that prior to or following the Closing, this Agreement and any rights and obligations of the Company hereunder, and under any Company Document may, without the prior written consent of the Sellers, be assigned and delegated by the Company to any Person Affiliated with the Company or pledged or hypothecated to any lender(s) of the Company or any such Affiliate, and following the Closing, this Agreement and any rights and obligations of the Company hereunder and under any Company Document may also be assigned and delegated by the Company, without the prior written consent of the Sellers, to any successor-in-interest of the Company to the Allstate Shares or the assets and business of Allstate or to a substantial portion thereof; provided, however, that no delegation by the Company of any such obligation shall relieve the Company of liability therefor.

     16.6  Counterparts. This Agreement may be executed simultaneously in any
           ------------
number of counterparts, each of which shall be deemed an original of the party or parties who executed such counterpart but all of which together shall constitute one and the same instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one counterpart evidencing execution by each party hereto.

     16.7  Section Headings. The section headings of this Agreement are for
           ----------------
convenience of reference only and shall not be deemed to alter or affect any provision hereof.

     16.8  Gender, Tense, Etc. Where the context or construction requires, all
           ------------------
words applied in the plural shall be deemed to have been used in the singular, and vice versa; the masculine shall include the feminine and neuter, and vice versa; and the present tense shall include the past and future tense, and vice versa.

     16.9   Severability.  In the event that any provision or any part of any
            ------------
provision of this Agreement shall be void or unenforceable for any reason whatsoever, then such provision shall be stricken and of no force and effect. However, unless such stricken provision goes to the essence of the consideration bargained for by a party, the remaining provisions of this Agreement shall continue in full force and effect, and to the extent required, shall be modified to preserve their validity.

     16.10  No Third-Party Rights. Nothing in this Agreement, whether express or
            ---------------------
implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Persons to any party to this Agreement, nor shall any provision give any third Persons any right of subrogation over or action against any party to this Agreement.

     16.11  Construction. The language in all parts of this Agreement shall in
            ------------
all cases be construed simply, according to its fair meaning, and not strictly for or against any of the parties hereto. Without limitation, there shall be no presumption against any party on the ground that such party was responsible for drafting this Agreement or any part thereof.

           [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                  THE COMPANY

                                  SonicPort, Inc., a Nevada corporation

                                  By: /s/ David Baeza
                                      _______________________________________
                                      Its: President and Chief Executive Officer
                                           _____________________________________

                                  ALLSTATE

                                  US Dataworks, Inc., a Delaware corporation

                                  By: /s/ John Cooper
                                      _______________________________________
                                      Its: President
                                           __________________________________



                                  SELLERS

                                  /s/ Russel Leventhal
                                  __________________________________________
                                  Russel Leventhal

                                  /s/ Frank Montelione
                                  __________________________________________
                                  Frank Montelione

                                  /s/ Richard Shapiro
                                  __________________________________________
                                  Richard Shapiro

                                  /s/ John Cooper
                                  __________________________________________
                                  John Cooper

                                  /s/ Terry Stepanik
                                  __________________________________________
                                  Terry Stepanik

                                  /s/ Mario Villarreal
                                  __________________________________________
                                  Mario Villarreal

                                   EXHIBIT A

Name                          Allstate Shares                 Company Shares              Warrants
----                          ---------------                 --------------              --------
Russel Leventhal                    1,185,714                      4,338,133               332,000
Frank Montelione                    1,185,714                      4,338,133               332,000
Richard Shapiro                       439,286                      1,607,200               123,000
John Cooper                           439,286                      1,607,200               123,000
Terry Stepanik                        242,858                        888,534                68,000
Mario Villarreal                       78,571                        287,467                22,000
                                    ---------                     ----------             ---------

Total                               3,571,429                     13,066,667             1,000,000